                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


     [X]  Filed by the registrant

     [_]  Filed by a party other than the registrant

     Check the appropriate box:

     [X]  Preliminary proxy statement

     [_]  Definitive proxy statement

     [_]  Definitive additional materials

     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               GARDEN.COM, INC.
               (Name of Registrant as Specified in Its Charter)

                                  Registrant
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [_]  No fee required.

     [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

          (1)  Title of each class of securities to which transaction applies:
               Common Stock, par value $0.01 per share

          (2)  Aggregate number of securities to which transaction applies:
               17,739,845 (shares of Common Stock outstanding as of November 30,
               2000).

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $1.39 (based on the net tangible assets of the registrant as of September 30, 2000, solely for purposes of calculating the filing fee)

          (4) Proposed maximum aggregate value of transaction: $24,700,000 (based on the net tangible assets of the registrant as of September 30, 2000, solely for purposes of calculating the filing fee).

          (5)  Total fee paid:  $4,940

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                                GARDEN.COM, INC.
                               3301 STECK AVENUE
                              AUSTIN, TEXAS 78757

                               December 29, 2000


Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Garden.com, Inc., to be held at the Company's headquarters located at 3301 Steck Avenue, Austin, Texas 78757 on January 8, 2001, at 11:00 a.m., local time.

     At the Annual Meeting, your will be asked to consider and vote on a proposal to approve and adopt a Plan of Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which Garden.com's assets would be liquidated over a maximum three-year period, known liabilities satisfied, reserves established and remaining proceeds distributed to our stockholders.

     On November 15, 2000, Garden.com announced that it would begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, as well as other intellectual property. Garden.com also announced that it would continue to evaluate strategic alternatives for its technology assets. On December 1, 2000, Garden.com shut-down its web site and ceased the operation of its commerce business. Since that time, Garden.com has solicited bids for the sale of various of its assets. The Board of Directors has approved the Plan of Liquidation as the means to effect this wind down of Garden.com's business and the sale of its assets, including its consumer business assets and its technology assets. The Plan of Liquidation is described in the accompanying Proxy Statement and is attached as Annex A to the Proxy Statement.

     The Board of Directors has unanimously determined that the Plan of Liquidation is advisable for, and in the best interests of, Garden.com and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote "FOR" the proposal to approve and adopt the Plan of Liquidation.

     At the annual meeting, you will also be asked to consider and vote on the election of two directors, each to serve a three-year term, and to ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of Garden.com for its fiscal year ending June 30, 2001. The Board of Directors recommends that stockholders vote "FOR" each nominee for election to the Board of Directors and "FOR" the ratification of the appointment of independent auditors of the Company.

     Attached is a Notice of the Annual Meeting of Stockholders and a Proxy Statement containing a discussion of the background of, reasons for, and terms of the Plan of Liquidation. We urge you to read and carefully consider the information presented in the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Common Stock you own, please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may vote your shares of Common Stock personally whether or not you have previously submitted a proxy.

                              Very truly yours,

                              Clifford A. Sharples
                              President and Chief Executive Officer

                                GARDEN.COM, INC.
                               3301 STECK AVENUE
                              AUSTIN, TEXAS 78757

                    Notice of Annual Meeting of Stockholders
                         to be held on January 8, 2001

     The Annual Meeting of Stockholders of Garden.com, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters located at 3301 Steck Avenue, Austin, Texas 78757 on January 8, 2001, at 11:00 a.m., local time, for the following purposes:

     1. To approve and adopt a Plan of Liquidation and Dissolution pursuant to which the Company's assets would be liquidated, known liabilities satisfied, reserves established and remaining proceeds, if any, distributed to stockholders.

     2.  To elect two directors, each to serve for a three-year term.

     3. To ratify the appointment of Ernst & Young LLP, independent public accountants, as auditors of the Company for its fiscal year ending June 30, 2001.

     4. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Austin, Texas
December 29, 2000

                              Jana D. Wilson,
                              Secretary

     Stockholders of record at the close of business on December 22, 2000 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope whether or not you plan to attend the meeting. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

                               GARDEN.COM, INC.
                               3301 STECK AVENUE
                              AUSTIN, TEXAS 78757

            Proxy Statement for the Annual Meeting of Stockholders
                         to be Held on January 8, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garden.com, Inc. ("Garden.com" or the "Company") of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 3301 Steck Avenue, Austin, Texas 78757 on January 8, 2001, at 11:00 a.m., local time, and any adjournments thereof. This Proxy Statement is being mailed on or about December 29, 2000 to stockholders of record at the close of business on December 22, 2000.

     At the annual meeting, stockholders of the Company will consider a proposal to approve and adopt a Plan of Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which the Company's assets would be liquidated over a maximum three-year period, known liabilities satisfied, reserves established and remaining proceeds distributed to the Company's stockholders. The Plan of Liquidation is attached as Annex A to this Proxy Statement. A majority of the outstanding shares of Common Stock must be voted in favor of the Plan of Liquidation for the Plan of Liquidation to be approved.

     The Board of Directors has unanimously determined that the Plan of Liquidation is advisable for, and in the best interests of, Garden.com and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote "FOR" the proposal to approve and adopt the Plan of Liquidation.

     At the annual meeting, you will also be asked to consider and vote on the election of two directors, each to serve a three-year term, and to ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of Garden.com for its fiscal year ending June 30, 2001. The Board of Directors recommends that stockholders vote "FOR" each nominee for election to the Board of Directors and "FOR" the ratification of the appointment of independent auditors of the Company.

     The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified in the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the proposal to approve and adopt the Plan of Liquidation, (2) in FAVOR of the election of the directors listed in the enclosed proxy, and (3) in FAVOR of the ratification of the appointment of Ernst & Young LLP as the Company's auditors for fiscal 2001.

     Only stockholders of record at the close of business on December 22, 2000 will be entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding _____________ shares of Common Stock, par value $0.01 per share (the "Common Stock"), entitled to one vote per share.

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Summary................................................................................    4
Cautionary Note on Forward-Looking Statements..........................................   10
The Annual Meeting.....................................................................   11
The Plan of Liquidation and Dissolution................................................   13
Selected Financial Data................................................................   24
More Information About Garden.com......................................................   26
Management's Discussion and Analysis of Financial Condition and Results of Operations..   27
Security Ownership.....................................................................   40
Election of Directors..................................................................   43
Ratification of Appointment of Auditors................................................   54
Annual Report to the Securities and Exchange Commission................................   54
Stockholder Proposals..................................................................   54
Other Matters..........................................................................   55
Index to Financial Statements..........................................................  F-1

Annex A - Plan of Liquidation and Dissolution

                                    SUMMARY

     The following is a summary of some of the information in this Proxy Statement. It is not meant to be comprehensive and does not contain all the information that is important to you. We have included page references to direct you to more complete information in this document. You should carefully read the entire Proxy Statement to fully understand the Plan of Liquidation and its consequences.

The Plan of Liquidation            --  Pursuant to the Plan of Liquidation,
(See pages 13 to 23)                   Garden.com's Board of Directors would
                                       have the authority to effect the
                                       dissolution of Garden.com. If Garden.com is dissolved, Garden.com's assets would be liquidated over a maximum three-year period, known liabilities satisfied, reserves established and remaining proceeds, if any, distributed to
                                       Garden.com's stockholders.


Why the Board of                   --  Garden.com's board of directors
Directors Recommends that              recommends that you vote in favor of
 You Vote for the Plan of              approval of the Plan of Liquidation. In
 Liquidation (See page 17)             the opinion of the board of directors,
                                       the Plan of Liquidation is advisable for, and in the best interests of, Garden.com and its stockholders.


Vote Required to Approve           --  The holders of a majority of the
the Plan of Liquidation                outstanding shares of our common stock
 (See pages 11 to 12)                  must vote to approval of the Plan of
                                       Liquidation. The directors and executive officers of Garden.com, who beneficially own a total of approximately 44.2% of the outstanding shares of our common stock as of November 30, 2000, have indicated that they intend to vote all such shares in favor of the Plan of Liquidation. If you do not vote your shares, the effect will be a vote against approval of the Plan of Liquidation. The board of directors unanimously recommends voting "FOR" the approval of the Plan of Liquidation.

Garden.com (See pages 26 to 27)    --  Garden.com has operated an online
                                       destination integrating gardening and
                                       gardening-related commerce, content and
                                       community. Primarily through our flagship
                                       Web site, www.garden.com, we have
                                                 --------------
                                       provided consumers with an intuitive,
                                       easy-to-use environment through which
                                       they can access a wide variety of
                                       gardening information and resources,
                                       purchase a broad selection of products,
                                       receive specific gardening advice and
                                       other personalized services and interact with an online gardening community. On
                                       November 15, 2000, Garden.com announced
                                       that it would begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant
                                       Finder, as well as other intellectual
                                       property. Garden.com also announced that it would continue to evaluate strategic alternatives for its technology assets.
                                       Garden.com has substantially completed a
                                       "going-out-of-business sale" of its
                                       product inventory. On December 1, 2000,
                                       Garden.com shut-down its web site and
                                       ceased the operation of its commerce
                                       business. Since that time, Garden.com has solicited bids for the sale of various of its assets. Pursuant to the proposed Plan of Liquidation, Garden.com intends to sell all of its assets, including its consumer business assets and its technology assets. Garden.com expects to complete most of these sales within six months.

What You will Receive in           --  If the Plan of Liquidation is approved
the Plan of Liquidation                and the Board of Directors authorizes
(See pages 16 to 17)                   the filing of a Certificate of
                                       Dissolution with the Secretary of State
                                       of the State of Delaware, following the
                                       sale of Garden.com's assets and
                                       satisfaction by Garden.com, through
                                       payment or establishment of reserves, of all of its liabilities and obligations, including the expenses of liquidation,
                                       Garden.com will distribute to its
                                       stockholders the balance of available
                                       liquidation proceeds, if any, through one or more liquidating distributions. It is not possible at this time to predict the amount or timing of any liquidating distributions to stockholders, which could be made over a substantial period of time.

Purpose of the                     --  The purpose of the Plan of Liquidation is
Plan of Liquidation                    to provide for the liquidation of
(See pages 13 to 14)                   Garden.com's assets over a maximum three-
                                       year period, the satisfaction of known
                                       liabilities, the establishment of
                                       reserves and the distribution of the
                                       remaining proceeds, if any, to our
                                       stockholders.

Completion of the Plan of           --  If the Plan of Liquidation is approved
Liquidation                             at the annual meeting, Garden.com may
(See pages 14 to 15)                    effect, at such time as the Board of
                                        Directors may determine in its sole
                                        discretion, the dissolution and
                                        liquidation by filing a Certificate of
                                        Dissolution with the Secretary of State
                                        of the State of Delaware. Pursuant to
                                        the Plan of Liquidation, Garden.com's
                                        Board of Directors has retained the
                                        authority to abandon the proposed
                                        liquidation without further action by
                                        Garden.com's stockholders. If Garden.com is dissolved, its existence will automatically be continued for a term of three years solely for the purpose of winding up its business. If Garden.com is dissolved, Garden.com will seek to complete the liquidation as soon as practicable, but can make no assurance as to the timing of any distributions to stockholders.

Risks Related to the Liquidation   --  Although Garden.com has determined that
(See Pages 17 to 20)                   it is not feasible to continue as a going
                                       concern, you should consider the
                                       following risks and uncertainties related to the Plan of Liquidation:

                                       .  the risk that you may not receive any
                                          meaningful cash distributions pursuant
                                          to the Plan of Liquidation;

                                       .  the risk that you may be liable to
                                          Garden.com's creditors up to the
                                          amount of any liquidating
                                          distributions paid to you if
                                          Garden.com's contingency reserve is
                                          inadequate to cover expenses and
                                          liabilities;

                                       .  Garden.com does not intend to obtain
                                          an appraisal or fairness opinion
                                          regarding the value of its assets;

                                       .  sales of assets pursuant to the Plan
                                          of Liquidation will not be subject to
                                          further stockholder approval;

                                       .  Garden.com may not be able to retain
                                          the services of key employees required
                                          to complete its liquidation;

                                       .  our common stock will be delisted from
                                          the Nasdaq National Market and
                                          Garden.com may fix a final record date
                                          pursuant to the Plan of Liquidation
                                          after which no transfers of the common
                                          stock will be permitted; and

                                       .  Garden.com intends to terminate its
                                          registration under the Securities
                                          Exchange Act of 1934, including all
                                          regular reporting obligations.

Location, Date and Time of Annual  --  The annual meeting with be held on
Meeting (See page 11)                  January 8, 2001, at 11:00 a.m. local
                                       time, at the Company's headquarters
                                       located at 3301 Steck Avenue, Austin,
                                       Texas 78757. If the meeting is adjourned for any reason, we will give you notice of the new date and time.

What to do now                      --  Please mark your vote on, sign, date and
                                        mail your proxy card in the enclosed
                                        return envelope as soon as possible, so
                                        that your shares may be represented and
                                        voted at the annual meeting.

You are not entitled to Dissenters' --  Under Delaware law, stockholders are not
Rights in connection with the Plan      entitled to dissenters' rights with
of Liquidation                          respect to the Plan of Liquidation.
(See page 20)


Who may vote on the Plan of         --  All stockholders of record as of the
 Liquidation                            close of business on December 22, 2000
(See page 11)                           will be entitled to notice of, and to
                                        vote at, the annual meeting.


Changing your Vote                  --  If you have signed and mailed back your
(See page 12)                           proxy card and want to change your vote,
                                        you may either send a written revocation or another signed proxy card with a later date to Garden.com's transfer agent, before the annual meeting or simply attend the annual meeting and vote in person.

U.S. Federal Income Tax             --  Any liquidating distributions will be
Consequences of the Plan of             reported as distributions in complete
Liquidation                             liquidation of Garden.com for federal
(See pages 21 to 23)                    income tax purposes. To review the
                                        federal income taxes in greater detail,
                                        see pages 21 to 23.


Other Matters to be Voted on at     --  At the annual meeting, you will also be
the Annual Meeting                      asked to vote on the election of two
(See page 11)                           directors, each to hold office for a
                                        three-year term, and you will also be
                                        asked to vote to ratify the appointment
                                        of Ernst & Young LLP as independent
                                        auditors for the fiscal year ending June
                                        30, 2001.

Who Can Help Answer Other           --  If you have more questions about the
Questions                               Plan of Liquidation or would like
                                        additional copies of this Proxy
                                        Statement, you should contact the
                                        Corporate Secretary of Garden.com, Inc.,
                                        3301 Steck Avenue, Austin, Texas 78757
                                        (telephone (512) 532-4000).

                 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "may," "will," "should," "expect," "plan," "intend," "anticipate," "could," "believe," "estimate," "predict," "objective," "potential," "projection," "forecast," "goal," "project," "anticipate," "target" and similar expressions.

     Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, it cannot guarantee future events or results. Except as may be required under federal law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur. In addition, the Company's past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in "Plan of Liquidation and Dissolution -Risks Related to Liquidation."

                              THE ANNUAL MEETING

Purpose

     This Proxy Statement is being furnished to holders of shares of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting. At the annual meeting, stockholders of the Company will consider a proposal to approve and adopt the Plan of Liquidation. The Plan of Liquidation is attached as Annex A to this Proxy Statement. In addition, at the annual meeting, stockholders of the Company will be asked to consider and vote on the election of two directors, each to serve a three-year term, and to ratify the appointment of independent auditors of the Company.

     The Board of Directors has approved the Plan of Liquidation, and has determined that the Plan of Liquidation is advisable for, and in the best interests of, the Company and its stockholders. The Board of Directors recommends that the stockholders of the Company vote "FOR" the approval and adoption of the Plan of Liquidation. In addition, the Board of Directors recommends that stockholders of the Company vote "FOR" each nominee for election to the Board of Directors and "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

Record Date; Voting Rights

     Only holders of shares of Common Stock at the close of business on December 22, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting. ______________ shares of Common Stock were outstanding on the Record Date held by _________ holders of record. Each share of Common Stock entitles the registered holder thereof to one vote.

Required Vote

     The Delaware General Corporation Law requires that a majority of the issued and outstanding shares of Common Stock must be voted in favor of the Plan of Liquidation for the Plan of Liquidation to be approved.

     The Company's By-Laws provide that a majority of the votes entitled to be cast with respect to the election of members of the Board of Directors, represented either in person or by proxy, shall constitute a quorum with respect to such matter. If a quorum exists, the election of each nominee for director requires the affirmative vote of a plurality of the votes represented at the annual meeting.

     The appointment of independent auditors is not required to be submitted to a vote of stockholders; however, the Board of Directors believes it appropriate as a matter of policy to request that stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors will reconsider the appointment. The ratification of independent auditors requires the affirmative vote of a majority of the votes represented at the annual meeting at which a quorum is present.

     Abstentions and broker non-votes (i.e., shares held by brokers in street
                                       ----
name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the ratification of auditors is approved or directors are elected. However, because the Plan of Liquidation must be approved by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon, abstentions and broker non-votes will act as a vote against the proposed Plan of Liquidation. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

Proxies

     All shares of Common Stock represented by properly executed proxies that are received in time for the annual meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted "FOR" the approval and adoption of the Plan of Liquidation, "FOR" each nominee for election to the Board of Directors and "FOR" ratification of the Company's independent auditors. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the annual meeting. If the Company proposes to adjourn the annual meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority, other than those that have been voted against the approval and adoption of the Plan of Liquidation, in favor of such adjournment.

     The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date or time than the revoked proxy or attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy.

     The Company will bear the cost of solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company and its subsidiaries may solicit proxies from stockholders of the Company by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                      PLAN OF LIQUIDATION AND DISSOLUTION

Background

     The Company was originally formed in December 1995 as a result of a merger with The Asbury Group, Inc., a Texas corporation formed in October 1995. The Company began offering products for sale on its Web site in March 1996. On September 21, 1999, the Company completed its initial public offering of 4,650,000 shares of its common stock, which raised net proceeds to the Company of $49.8 million in the aggregate. The Company has incurred net losses since inception, including net losses of $19.1 million in fiscal 1999, $38.7 million in fiscal 2000 and $9.9 million in the first quarter of fiscal 2001. As of September 30, 2000, the Company has incurred cumulative net losses of $75.5 million.

     On November 15, 2000, the Company announced that it would begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, as well as other intellectual property. The Company also announced that it would continue to evaluate strategic alternatives for its technology assets. Since the quarter ended June 30, 2000, the Company had unsuccessfully sought to find strategic alternatives for the Company's business through both financial investors and strategic partnerships. The Company also took initiatives to reduce operating expenses through restructuring efforts and refocused marketing programs to extend the timeframe during which it could find and evaluate strategic alternatives. The Company decided to begin a phased shut-down of its operations after it became apparent that there were no companies or investors interested in the Company as a full going concern. Garden.com has substantially completed a "going-out-of-business sale" of its product inventory. On December 1, 2000, Garden.com shut-down its web site and ceased the operation of its commerce business. Since that time, Garden.com has solicited bids for the sale of various of its assets.

    On December 15, 2000, the Board of Directors of the Company unanimously voted to approve and adopt the Plan of Liquidation. The Board of Directors approved the Plan of Liquidation as the means to effect the wind down of Garden.com's business and the sale of its assets, including its consumer business assets and its technology assets.

Plan of Liquidation and Dissolution

     In accordance with the requirements of the Delaware General Corporation Law, the Company's Board of Directors has authorized the submission of the Plan of Liquidation to the holders of the Common Stock. The affirmative vote of the holders of a majority of the aggregate shares of the Common Stock issued and outstanding on the Record Date is required for approval of the Plan of Liquidation. Directors and officers of the Company who own or control shares of Common Stock constituting approximately 44.2% of the outstanding shares of Common Stock as of November 30, 2000, have indicated to the Company that they intend to vote all such shares in favor of the Plan of Liquidation. The Board of Directors believes that the Plan of Liquidation is advisable for, and in the best interests of, the Company and its stockholders and recommends that stockholders vote FOR this proposal. See "-- Recommendation of the Board of Directors" below.

     Dissolution Under Delaware Law. Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon either (a) a majority vote of the Board of Directors of the corporation followed by a majority vote of its stockholders; or (b) a unanimous stockholder consent. Following such approval, the dissolution is effected by filing a Certificate of Dissolution with the Secretary of State of the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

     . the prosecution and defense of lawsuits, if any;

     . the settling and closing of business;

     . the disposition and conveyance of any property;

     . the discharge of any liabilities; and

     . the distribution of any remaining assets to the stockholders of the corporation.

     If any action, suit or proceeding is commenced by or against the corporation before or within the winding up period, the corporation will automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

     Description of the Plan of Liquidation. The following is a brief summary of the Plan of Liquidation. It is qualified in its entirety by reference to the full text of the Plan of Liquidation attached hereto as Annex A and incorporated herein by reference. You should read the Plan of Liquidation carefully.

     The Plan of Liquidation provides that, if it is approved by the holders of at least a majority of the outstanding shares of Common Stock, the Company may file a Certificate of Dissolution with Secretary of State of the State of Delaware to effect the dissolution of the Company at such time as the Board of Directors may determine in its sole discretion. If the Certificate of Dissolution is filed, the Company will take such actions as are deemed necessary or appropriate by the Board of Directors to wind up all of the Company's business and affairs and to dispose of, by sale, all of the assets of the Company. The Company's assets consist primarily of its product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, its technology assets, as well as other intellectual property. The Company's other assets consist of cash and cash equivalents, investments and other assets comprised primarily of certain computer hardware and software.

     The Plan of Liquidation provides that the Company's assets may be converted into cash or other assets which may be conveniently distributed to stockholders. If the Plan of Liquidation is approved by stockholders at the annual meeting, the Company will not obtain any further approvals from its stockholders. The Company expects that all of its assets will be sold for cash. Other than as set forth below under "-- Sale of Assets Pursuant to the Plan of Liquidation --Solicitation of Offers to Acquire the Company's Assets," no discussions have occurred and no negotiations have been entered into with any prospective buyers with respect to the terms of any liquidating sales. The Company may sell its assets to persons deemed to be affiliates of the Company to the extent such persons submit the highest bids in respect of such assets.

     The Plan of Liquidation does not specify the manner in which the Company would sell its assets. Such sales could take the form of individual sales of assets, sales of groups of assets organized by business, type of asset or otherwise, a single sale of all or substantially all of the Company's assets or some combination of these. As part of the Plan of Liquidation, the Company intends to satisfy its existing debts and obligations from existing cash balances and the proceeds of the sale of the Company's assets. In addition, the Company's Board of Directors may establish reserves, as it deems necessary, for liabilities or expenses, contingent or otherwise, that may arise. The remaining proceeds would be distributed to the Company's stockholders as full payment for their capital stock. It is difficult to predict the timing of the sale of the Company's assets and, consequently, the timing of liquidating distributions to stockholders. See "-- Distributions to Stockholders" below.

     If the Plan of Liquidation is approved by stockholders, and the Board of Directors decides to effect the dissolution of the Company, the appropriate officers of the Company, in accordance with the terms of the Plan of Liquidation, will execute, acknowledge and file a Certificate of Dissolution with the Secretary of State of the State of Delaware which will effect the dissolution of the Company. The Company will be continued for the sole purpose of disposing of its assets, settling and closing its business, discharging its liabilities, making distributions to its stockholders and prosecuting and defending claims. See "-- Dissolution Under Delaware Law" above. Under the Plan of Liquidation, the Board of Directors has retained the authority to abandon the dissolution without further action by the Company's stockholders.

     The Company does not expect that any federal or state regulatory approvals will be required to consummate the liquidation of the Company in accordance with the Plan of Liquidation.

     The Plan of Liquidation provides that, if it is approved and the Company is dissolved, the sale and distribution of assets will be completed not more than three years after the approval of the Plan of Liquidation by the holders of the Common Stock. However, the Company anticipates that it will attempt to liquidate within six months after approval of the Plan of Liquidation. See "-- Risks Related to Liquidation -Uncertain Timing of Liquidation" below.

     Appraisals. The Company does not intend to obtain an appraisal, fairness opinion or any similar report or opinion in connection with the Plan of Liquidation. See "-- Risks Related to Liquidation - Absence of Appraisal or Fairness Opinion."

Sale of Assets Pursuant to the Plan of Liquidation.

     If the Plan of Liquidation is approved and the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware, the Company will attempt to sell its assets at an aggregate purchase price that would yield the greatest net proceeds to the stockholders. The assets could be sold to one or more purchasers in one or more transactions over a period of time, in which case the Company would continue to operate until all assets are sold.

     It is impossible to determine with any precision the aggregate net proceeds that may ultimately be available for distribution to the Company's stockholders if the Plan of Liquidation is approved. That amount will depend upon a variety of factors, including the timing of and the net proceeds realized from the sale of the Company's assets, as well as the ultimate amounts of liquidation-related expenses and other obligations and liabilities that must be satisfied out of the Company's assets, as well as general and local economic conditions over the period during which the liquidation is conducted. See "-- Risks Related to Liquidation" below.

     Satisfaction of Obligations. As part of the Plan of Liquidation, the Company intends to satisfy its existing debts and obligations, and establish reserves for liabilities or expenses as it deems necessary, before any liquidating distributions may be made to stockholders. Currently, the Company's obligations consist primarily of accounts payable and contractual obligations. The Company also expects to make total severance payments of between $2.3 million and $2.7 million to its employees. The Company anticipates that other obligations will arise during the liquidation process, including expenses relating to the liquidation.

     Solicitation of Offers to Purchase the Company's Assets. Since the Company announced the phased shut-down of its retail operations on November 15, 2000, the Company has been actively seeking potential purchasers of all or part of the Company's consumer business assets. The Company has also started to solicit bids to purchase the Company's technology assets. As of the date of this Proxy Statement, the Company has solicited bids from approximately 100 potential buyers and has not committed to any specific sales.

Distributions to Stockholders

     If the Plan of Liquidation is approved and the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware, following the sale of the Company's assets and satisfaction by the Company, through payment or establishment of reserves, of all of its liabilities and obligations, including the expenses of liquidation, the Company will distribute to its stockholders the balance of available liquidation proceeds. The Company may make partial liquidating distributions prior to the satisfaction of all of its liabilities and obligations. It is not possible to predict the timing of the sale of the Company's assets and the distributions to stockholders, which could be made over a substantial period of time.

     If the Plan of Liquidation is approved and the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware, the Company will make distributions to stockholders at such times and upon such terms as are determined by the Board of Directors. The Company will advise stockholders at the time of any such distribution as to the details of the mechanics of distribution. If the Company transfers its assets to a liquidating trust as discussed below, certificates for shares of Common Stock will be deemed to represent a stockholder's interest in the liquidating trust.

     The Company intends to close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the final record date to be fixed by the Board of Directors for filing the Certificate of Dissolution after approval by the Company's stockholders. Thereafter, certificates representing the Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The Company anticipates that the shares of Common Stock will be delisted from the Nasdaq National Market. See "-- Risks Related to Liquidation - Delisting of Shares of Common Stock " below. The Company anticipates that the current directors of the Company will continue to serve following the filing of the Certificate of Dissolution. See "-- Risks Related to Liquidation -- Risk of Loss of Personnel" below.

     Under the Plan of Liquidation, the Board of Directors will have the authority to transfer the assets of the Company to a liquidating trust designated by the Board of Directors. The liquidating trust would be established pursuant to a Liquidating Trust Agreement in such form as the Board of Directors may approve. The Board of Directors would not expect to transfer assets to a liquidating trust except (i) when such a transfer is required to avoid the imposition of federal income taxes on the Company or (ii) to establish reserves for liabilities and obligations of the Company (contingent or otherwise) out of amounts which would otherwise be distributed to stockholders. See "-- Federal Income Tax Consequences -- Liquidating Trust" below.

Recommendation of the Board of Directors

     The Board of Directors believes the approval and adoption of the Plan of Liquidation is advisable for, and in the best interests of, the Company and its stockholders and recommends that stockholders vote "FOR" the Plan of Liquidation. The Board of Directors has made this determination following the phased shut-down of the Company's consumer business announced on November 15, 2000. As described above under "- Background," this announcement followed an extensive consideration of strategic alternatives for the Company's business and the implementation of initiatives to reduce operating expenses through restructuring efforts and refocused marketing programs. Without a significant financing or other strategic transaction, the Board of Directors determined that the Company could not continue its operations as a full going concern. The Plan of Liquidation provides the Company with the authority under the Delaware General Corporation Law to liquidate the Company's assets, satisfy known liabilities, establish reserves and distribute the remaining proceeds, if any, to the Company's stockholders.

Risks Related to Liquidation

     There are a number of factors that could affect the amount of net proceeds payable to stockholders if the Plan of Liquidation is approved and the Company is dissolved. In addition to the other information set forth in this Proxy Statement, stockholders should carefully consider the following:

     Stockholders May Not Receive Any Distributions Pursuant to the Plan of Liquidation. The Company may not be able to find qualified buyers for its assets. Even if the Company is able to sell such assets, the Company may not generate sufficient cash through the liquidation of its assets to satisfy its current and future obligations. The liquidation of the Company's business assets will likely involve a sale other than as a going concern which would adversely affect the value the Company may realize for such assets. The Company also may not be able to consummate the sale of its assets in time to generate meaningful value. In addition, the Company may not be able to negotiate the orderly wind down of its obligations to creditors. These include, without limitation, long term contractual payment and performance obligations associated with the Company's e-commerce platform, building and facilities leases, business agreements with third parties, and agreements with vendors. The Company also expects to make total severance payments of between $2.3 million and $2.7 million to its employees, and may make incentive bonus payments to employees relating to asset sales. The amount of severance payments will depend on, among other things, the timing of layoffs by the Company and the rate of employee attrition. As a result of these and other factors, the Company may not be able to generate meaningful cash, or any cash, which could be returned to its stockholders.

       Uncertain Timing of Liquidation. The Plan of Liquidation provides that, if it is approved and the Board of Directors determines to dissolve the Company, the sale and distribution of assets will be completed not more than three years after the approval of the Plan of Liquidation by the holders of the Common Stock. The Company anticipates that it will attempt to liquidate within six months after approval of the Plan of Liquidation. However, the Company may not be able to meet this timetable. For example, it may not be possible for the Company to sell its assets at acceptable prices during such period. Also, under the Plan of Liquidation, the Board of Directors has retained the authority to abandon the dissolution of the Company without further action by the Company's stockholders. Under the Plan of Liquidation, the Board of Directors would have the authority to transfer the assets of the Company to a liquidating trust designated by the Board of Directors. The Board of Directors would not expect to transfer assets to a liquidating trust except (i) when such a transfer is required to avoid the imposition of federal income taxes on the Company or (ii) to establish reserves for liabilities and obligations of the Company (contingent or otherwise) out of amounts which would otherwise be distributed to stockholders. A distribution to a liquidating trust would be treated as a direct distribution to the Company's stockholders. As a result, a stockholder would recognize gain to the extent his share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder's basis in its stock, notwithstanding that the stockholder would not receive a contemporaneous distribution of cash or any other assets with which to satisfy the resulting tax liability. See "-- Federal Income Tax Consequences - Liquidating Trust."

     If the Company's Contingency Reserve is Inadequate to Cover Expenses and Liabilities, Stockholders May be Liable to Creditors of the Company for Amounts Received. If the Plan of Liquidation is approved by the stockholders, the Board of Directors will have the authority to cause a Certificate of Dissolution to be filed with the State of Delaware dissolving the Company. If the Company is dissolved, pursuant to the Delaware General Corporation Law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling the Company gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. The Company will establish a contingency reserve for payment of its expenses and liabilities during this three-year period. Under the Delaware General Corporation Law, in the event the contingency reserve created by the Company is inadequate for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the Company's creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from the Company (and from any liquidating trust or trusts) as distributions. Accordingly, in such event a stockholder could be required to return all such distributions previously made to such stockholder. In such event, a stockholder could receive nothing from the Company. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by the Company will be adequate to cover any expenses and liabilities. If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of the Company could seek an injunction against the making of distributions under the Company's wind down on the ground that the amounts to be distributed were needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders.

       Absence of Appraisal or Fairness Opinion. The Company has commenced a process to sell all or any part of its assets to potential buyers. The Company does not intend to obtain any appraisal of the value of any of its assets or any fairness opinion prior to any sales of the Company's assets. A liquidation of the Company's assets would likely involve a sale other than as a going concern which would adversely affect the value the Company may realize for such assets. The Company also may not be able to consummate the sale of its assets in time to generate meaningful value.

       The Company May Not be Able to Retain the Services of the Key Employees Required to Complete its Liquidation. The success of the Company's liquidation will depend in large part upon the Company's ability to retain the services of certain of its current personnel and its directors or to attract qualified replacements for them. The retention and attraction of qualified personnel is particularly difficult under the Company's current circumstances.

       The Company May Fix a Final Record Date on Which it Will Determine the Proportionate Interest of each Stockholder and After Which it will be Unable to Record Transfers of Common Stock on the Company's Books. The Company intends to close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the final record date to be fixed by the Board of Directors for filing the Certificate of

Dissolution after approval by the Company's stockholders. Thereafter, certificates representing the Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company will be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

       The Common Stock Will Be Delisted from the Nasdaq National Market. The Company has received delisting notices from the Nasdaq Stock Market due to its failure to maintain a minimum bid price of its Common Stock of at least $1.00 per share and its failure to maintain a minimum market value of public float of at least $5.0 million. These notices provide that the Common Stock could be delisted as early as February 9, 2001. The Company expects that it will be unable to satisfy the requirements for continued listing of its Common Stock on the Nasdaq National Market. Moreover, the rules of the Nasdaq Stock Market require that companies listed on the Nasdaq National Market continue to have an operating business. If the Company completes the Plan of Liquidation, it will no longer have an operating business. In addition, as the Company distributes cash to its stockholders, certain other listing criteria may not be met. The Company expects that Nasdaq will delist its common stock from Nasdaq National Market by February 9, 2001, if not earlier. When Nasdaq delists the Common Stock from the Nasdaq National Market, the ability of stockholders to buy and sell shares may be materially impaired.

       Sales of Assets Not Subject to Further Stockholder Approval. If stockholders approve the Plan of Liquidation, the Board of Directors will have the authority to sell all of the Company's assets on such terms as the Board of Directors determines appropriate. The stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of any such sale.

       No Appraisal Rights. Under Delaware law and the Company's Restated Certificate of Incorporation, stockholders who vote against the Plan of Liquidation will not have any appraisal rights or similar dissenters' rights for their shares of Common Stock.

     The Company Expects to Terminate its Obligation to Continue to Comply with Public Company Reporting Requirements. The Company may file to terminate its reporting obligation under the Securities Exchange Act of 1934. The Company qualifies for such termination because it has less than 300 stockholders of record. Upon such filing, the Company's obligation to file regular reports under the Exchange Act such as reports on Form 10-K, Form 10-Q and Form 8-K would be suspended.

Certain Federal Income Tax Consequences

     The following discussion is a summary of the material federal income tax consequences to stockholders relevant to the Company's adoption and implementation of the Plan of Liquidation. The discussion does not deal with all of the tax consequences of the Plan of Liquidation that may be relevant to every stockholder of the Company. Stockholders should therefore consult their own tax advisors as to the tax consequences associated with the implementation of the Plan of Liquidation under applicable federal, state, local and foreign tax laws. The discussion of tax consequences that follows is based upon the provisions of the Internal Revenue Code of 1986 (the "Code"), existing regulations promulgated thereunder, Internal Revenue Service rulings, and judicial decisions in effect on the date of this Proxy Statement, all of which are subject to change at any time; any such changes may be applied retroactively.

     Tax Consequences to Stockholders. The Company believes that the distributions of proceeds of sales of assets, if any, to its stockholders pursuant to the Plan of Liquidation would be treated as distributions in complete liquidation of the Company. In such case, a stockholder would recognize gain or loss with respect to each share of Company stock held by the stockholder, measured by the difference between: (i) the total amount of cash and fair market value of other property, if any, received by the stockholder with respect to such share pursuant to the Plan of Liquidation; and (ii) the stockholder's basis in that share. (See "--Liquidating Trust," below, for the consequences to stockholders if the Company's assets are dispersed to a liquidating trust.) If a stockholder holds more than one block of shares (groups of shares acquired at different times or at different costs), each liquidating distribution would be allocated ratably among the various blocks of shares, and gain or loss would be computed separately with respect to each block of shares.

     Gain or loss recognized by a stockholder would be capital gain or loss provided the shares are held by the stockholder as capital assets. Capital gain or loss would be long-term if the shares were held for more than 12 months.

     If adopted, the Plan of Liquidation could result in more than one liquidating distribution to the stockholders, which may affect the timing of the gain or loss recognition to the stockholders.

     Liquidating Trust. In the event that the Company is unable to dispose of all of its assets within three years after adoption of the Plan of Liquidation, or if it is otherwise advantageous or appropriate to do so, the Company may establish a liquidating trust to which the Company could distribute in kind its unsold assets. In any event, even if all of the Company's assets were disposed of within such period, it might be necessary to establish a liquidating trust to retain cash reserves beyond such three-year period to meet contingent liabilities of the Company. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust.

     An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, each beneficiary will be treated as the owner of his or her pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, if the Plan of Liquidation is adopted and if the Company ultimately employs a liquidating trust, each stockholder of the Company would be treated as having received a liquidating distribution equal to his or her share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and generally would recognize gain to the extent such value was greater than such stockholder's basis in his or her stock, notwithstanding that the stockholder may not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, each stockholder would be required to take into account in computing such stockholder's own taxable income his or her pro rata share of each item of income, gain and loss of the liquidating trust. Since stockholders would be treated as owning their respective shares of the trust's assets, they would be treated as directly engaging in the operations of the trust.

     Backup Withholding. Liquidating distributions will not be subject to back-up withholding.

     Pending Legislation. Stockholders should be aware that a variety of tax-related legislation is under consideration before Congress, some of which could affect the tax treatment of transactions described in this Proxy Statement. The Company is not able to predict whether any of these proposals will ultimately be enacted or whether any enactments would have an adverse effect on the Company or any stockholder. Stockholders are urged to contact their own tax advisors regarding the effect any proposed changes may have on their own individual situations.

     The foregoing is a summary description of certain federal income tax consequences of the Plan of Liquidation to stockholders without consideration of the particular facts and circumstances of any holder of shares of Common
Stock. The discussion does not deal with all of the tax consequences of the Plan of Liquidation that may be relevant to every stockholder of the Company. Stockholders should therefore consult their own tax advisors as to the tax consequences associated with the implementation of the Plan of Liquidation under applicable federal, state, local and foreign tax laws. The Company can make no assurance that the tax treatment described above will be obtained by the holders of the Common Stock.

                            SELECTED FINANCIAL DATA

      The statement of operations data for the fiscal years ended June 30, 2000, 1999, 1998 and 1997 and for the period from October 2, 1995 (inception) to June 30, 1996 and the balance sheet data as of June 30, 2000, 1999, 1998, 1997 and 1996 are derived from the Company's financial statements that have been audited by Ernst & Young LLP, independent auditors. The statement of operations data for the quarters ended September 30, 2000 and 1999 and the balance sheet data as of September 30, 2000 and 1999 are derived from the Company's unaudited financial statements. In the Company's opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results as of and for the quarters ended September 30, 2000 and 1999 have been included. This information should be read together with the Company's consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. Results for past periods are not necessarily indicative of results that may be expected for future periods, and results for the quarter ended September 30, 2000 are not necessarily indicative of results that may be expected for the entire year ending June 30, 2001.

                                    Quarter Ended                    Fiscal Year Ended                    Period from
                                    September 30,                        June 30,                       October 2, 1995
                                    -------------         -----------------------------------------
                                                                                                        (inception) to
                                   2000       1999        2000        1999         1998        1997      June 30, 1996
                                 --------   --------    --------    --------      ------      ------     -------------
                                                  (in thousands, except share and per share data)
Statement of Operations Data:
 Revenues:
  Products                     $     2,209  $   1,159  $    13,564  $    4,952   $    1,283   $    308        $      8
  Advertising                          393        253        1,938         442           56          8              --
                               -----------  ---------  -----------  ----------   ----------   --------        --------
   Total revenues                    2,602      1,412       15,502       5,394        1,339        316               8
                               -----------  ---------  -----------  ----------   ----------   --------        --------

Cost of revenues:
 Products                            1,796      1,049       11,416       4,466        1,086        242               5
 Advertising                            47         44          205          74           22          4              --
                               -----------  ---------  -----------  ----------   ----------   --------        --------
   Total cost of revenues            1,843      1,093       11,621       4,540        1,108        246               5
                               -----------  ---------  -----------  ----------   ----------   --------        --------

Gross Profit                           759        319        3,881         854          231         70               3
Operating expenses:
 Marketing and sales                 3,841      2,699       26,654      13,305        2,411        927             189
 Technology, content and             1,944      1,408        6,918       3,167        1,188        858             161
 product development
 General and administrative          1,629      1,308        7,052       2,941        1,218        668             311
 Depreciation and amortization         838        347        2,107         610          219         97              29
 Amortization of deferred              151        374        1,136         674           73         --              --
  compensation
 Restructuring and other                --         --          888          --           --         --              --
  activities
 Discontinued marketing
  activities and severance
  costs                              2,578         --           --          --           --         --              --
                               -----------  ---------  -----------  ----------   ----------   --------        --------
   Total operating expenses         10,981      6,136       44,755      20,697        5,109      2,550             690
                               -----------  ---------  -----------  ----------   ----------   --------        --------

Operating loss                     (10,222)    (5,817)     (40,874)    (19,843)      (4,878)    (2,480)           (687)
Other income and expense               302        249        2,151         784          194         40              22
                               -----------  ---------  -----------  ----------   ----------   --------        --------

Net loss                             $    (9,920)    $   (5,568)  $   (38,723)  $  (19,059)  $   (4,684)  $ (2,440)      $   (665)
                                     ===========     ==========   ===========   ==========   ==========   ========       ========

Beneficial conversion
 feature and in substance
 dividend                                     --             --            --       (2,700)          --         --             --
                                     -----------     ----------   -----------   ----------   ----------   --------       --------

Net loss application to
 common stockholders                 $    (9,920)    $   (5,568)  $   (38,723)  $  (21,759)  $   (4,684)  $ (2,440)      $   (665)
                                     ===========     ==========   ===========   ==========   ==========   ========       ========

Basic net loss per share             $     (0.56)    $    (1.45)  $     (2.74)  $   (20.48)  $    (4.68)  $  (2.44)      $  (1.19)
                                     ===========     ==========   ===========   ==========   ==========   ========       ========

Shares used to compute
 basic net loss per share             17,739,042      3,827,552    14,149,167    1,062,696    1,000,820    999,993        558,908

Balance Sheet Data:
 Cash and cash equivalents            $      390     $   43,302   $     9,047   $   15,340   $   19,042   $  4,948       $    114
 Working capital                          10,277         61,753        25,023       18,323       18,308      4,568            (10)
 Total assets                             30,662         70,978        42,495       25,222       20,489      5,423            323
 Total liabilities and
 deferred revenue                          5,480          4,132         7,546        3,343        1,473        586            251
 Total redeemable
 convertible preferred
 stock, warrants, and
 stockholders' equity (deficit)           30,662         70,978        34,949       21,879       19,015      4,837             92

                       MORE INFORMATION ABOUT GARDEN.COM

General

      Garden.com has operated an online destination integrating gardening and gardening-related commerce, content and community. Primarily through its flagship Web site, www.garden.com, Garden.com has provided consumers with an
                   --------------
intuitive, easy-to-use environment through which they can access a wide variety of gardening information and resources, purchase a broad selection of products, receive specific gardening advice and other personalized services and interact with an online gardening community. During the quarter ended September 30, 2000, the Company launched its TRELLIS technology services division and formed Green Cheetah, Inc., to pursue software development activities.

      On November 15, 2000, Garden.com announced that it would begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, as well as other intellectual property. Garden.com also announced that it would continue to evaluate strategic alternatives for its technology assets. Garden.com has substantially completed a "going-out-of-business sale" of its product inventory. On December 1, 2000, Garden.com shut-down its web site and ceased the operation of its commerce business. Since that time, Garden.com has solicited bids for the sale of various of its assets. Pursuant to the proposed Plan of Liquidation, Garden.com intends to sell all of its assets, including its consumer business assets and its technology assets.

Employees

      As of December 15, 2000, the Company employed 47 full-time equivalent individuals. The Company anticipates that it will continue to experience difficulties in retaining its employees during the process of liquidating the Company's business. None of the Company's employees is represented by a labor union.

Properties

      The Company's headquarters are located in Austin, Texas at 3301 Steck Avenue, Austin, Texas 78757. The Company also maintains an office in Des Moines, Iowa, where it had operated its publishing office and maintained test gardens. The Company leases all of its facilities, with the Austin lease comprising approximately 32,500 square feet of office and warehouse space and the Iowa lease comprising approximately 1,500 square feet of office space. The Company will seek to renegotiate these leases as part of the process of liquidating the Company's business.

Market for the Common Stock

      The Common Stock is traded on the Nasdaq National Market under the symbol "GDEN." The Company has received delisting notices from the Nasdaq Stock Market due to its failure to maintain a minimum bid price of its Common Stock of at least $1.00 per share and its failure to maintain a minimum market value of public float of at least $5.0 million. The Company expects that it will be unable to satisfy the requirements for continued listing of its Common Stock on the Nasdaq National Market. The following table sets forth the high and low closing sale prices for the Common Stock as reported by the Nasdaq National Market for the periods indicated.


     Year Ended June 30, 2000
     Quarter                                              High       Low
     -------                                              ----       ---

       First (September 16, 1999-September 30, 1999)     $20.813   $14.969
       Second.........................................   $19.000   $ 8.500
       Third..........................................   $10.500   $ 6.750
       Fourth.........................................   $ 8.500   $ 2.375

     Year Ending June 30, 2001
     Quarter                                              High       Low
     -------                                              ----       ---

       First..........................................   $ 2.938   $ 0.906
       Second (through December 13, 2000).............   $ 0.719   $ 0.031


  At December 5, 2000, there were approximately 191 holders of record of Common Stock. The Company has not paid any cash dividends on its Common Stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as the Company's plans, objectives, expectations and intentions. The Company's actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See "Cautionary Note on Forward-Looking Statements."

  On November 15, 2000, the Company announced that it would begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, as well as other intellectual property. Garden.com also announced that it would continue to evaluate strategic alternatives for its technology assets. Garden.com has substantially completed a "going-out-of-business sale" of its product inventory. On December 1, 2000, Garden.com shut down its website and ceased the operation of its commerce business. Pursuant to the Plan of Liquidation, Garden.com intends to sell all of its assets, including its consumer business assets and its technology assets. As a result of these developments, the Company does not believe that the historical financial information in this Proxy Statement provides a meaningful indication of the Company's future financial condition or results of operations. The Company can make no assurance that it will be able to complete the process of winding down its operations in a manner that generates meaningful cash, or any cash, for stockholders. See "Plan of Liquidation and Dissolution - Risks Related to Dissolution" above.


Results of Operations

Comparison of Three Months Ended September 30, 2000 and September 30, 1999

Product Revenues

                         Quarter Ended
                         -------------
                         September 30,
                         -------------
                         2000     1999    % Change
                         ----     ----    --------
(In Thousands)

Product revenues         $2,209   $1,159     91%

         Product revenues consist of product sales to customers and charges to customers for shipping. Revenues are recorded net of promotional discounts and coupons. Product returns are recorded as a reduction of revenues. Product revenues increased 91% to $2.2 million, or 85% of total revenues, for the quarter ended September 30, 2000 from $1.2 million, or 82% of total revenues, for the quarter ended September 30, 1999. Product revenues increased primarily as a result of the 163% growth in the Company's customer base, which the Company believes was primarily influenced by increased marketing activities, expanded product offerings and enhancements to the features and functionally of the garden.com Web site.

Advertising Revenues

                         Quarter Ended
                         -------------
                         September 30,
                         -------------
                         2000     1999    % Change
                         ----     ----    --------
(In Thousands)

Advertising revenues     $393     $253        55%


         Advertising revenues increased 55% to $393,000, or 15% of total revenues, for the quarter ended September 30, 2000 from $253,000, or 18% of total revenues, for the quarter ended September 30, 1999. Advertising revenues increased primarily due to a 34% increase in page views on the Company's Web site to 32.0 million for the quarter ended September 30, 2000 from 23.9 million for the quarter ended September 30, 1999.

Gross Profit

                  Quarter Ended
                  -------------
                  September 30,
                  -------------
                  2000     1999    % Change
                  ----     ----    --------
(In Thousands)

Gross profit      $759     $319       138%
Gross margin        29%      23%


         Gross profit consists of total revenues minus cost of total revenues. Cost of total revenues consists primarily of the cost of products sold to customers, shipping and handling costs for product sales, and advertising sales commissions paid to the Company's internal advertising sales department. Gross profit increased to $759,000 for the quarter ended September 30, 2000 from $319,000 for the quarter ended September 30, 1999. Gross margin increased to 29% of total revenues for the quarter ended September 30, 2000 from 23% of total revenues for the quarter ended September 30, 1999. The increase in gross profit in absolute dollars is due in part to the Company's overall increased total revenues. Gross margin percentage increased primarily due to ongoing negotiations with suppliers that raised contractual gross margins and a reduction in shipping and handling charges as a percentage of total revenues. During the quarter ending December 31, 2000, the Company initiated a "going out of business sale" on selected products using promotional discounts that should negatively affect gross margins.

Marketing and Sales

                                Quarter Ended
                                -------------
                                September 30,
                                -------------
                                2000     1999    % Change
                                ----     ----    --------
(In Thousands)

Marketing and sales             $3,841   $2,699     42%
Percentage of total revenues       148%     191%

         Marketing and sales expenses consist primarily of advertising and promotional expenditures, payroll and related expenses for personnel engaged in marketing, Customer Solutions, advertising sales and distribution activities and distribution expenses. Marketing and sales expenses increased to $3.8 million, or 148% of total revenues, for the quarter ended September 30, 2000 from $2.7 million, or 191% of total revenues, for the quarter ended September 30, 1999. Marketing and sales expenses increased in absolute dollars primarily due to an increase in the Company's advertising and promotional expenditures, and increases in payroll costs associated with its marketing and Customer Solutions departments. Marketing and sales expenses decreased as a percentage of revenue due to the increase in total revenues.

Technology, Content and Product Development

                                Quarter Ended
                                -------------
                                September 30,
                                -------------
                                2000        1999    % Change
                                ----        ----    --------
(In Thousands)

Technology, content and
 product development            $1,944      $1,408     38%

Percentage of total revenues        75%        100%


         Technology, content and product development expenses consist of payroll and related expenses for personnel involved in creating and publishing content, product merchandising, and Web site development. During the quarter ended September 30, 2000 technology, content and product development expenses also included certain costs related to the Company's software division, TRELLIS. Technology, content and product development expenses increased to $1.9 million, or 75% of total revenues, for the quarter ended September 30, 2000 from $1.4 million, or 100% of total revenues, for the quarter ended September 30, 1999. The increase in technology, content and product development expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated costs related to enhancing the products and features, editorial content and functionality of the Company's Web site and branded catalogs. As a percent of total revenues, technology, content and product development expenses decreased due to the increase in total revenues during the period.

General and Administrative


                                 Quarter Ended
                                 -------------
                                 September 30,
                                 -------------
                                 2000       1999    % Change
                                 ----       ----    --------
(In Thousands)

General and administrative       $1,629     $1,308           25%
Percentage of total revenues         63%        93%


         General and administrative expenses consist of payroll and related expenses for general corporate functions, including supplier operations support, finance, facilities expenses, and professional services expenses. General and administrative expenses increased to $1.6 million, or 63% of revenues, for the quarter ended September 30, 2000 from $1.3 million, or 93% of revenues, for the quarter ended September 30,1999. The increase in general and administrative expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated expenses necessary to support the growth of the Company's operations. As a percent of total revenues, general and administrative expenses decreased due to the increase in total revenues during the period.

Depreciation and Amortization


                                    Quarter Ended
                                    -------------
                                    September 30,
                                    -------------
                                  2000        1999    % Change
                                  ----        ----    --------
(In Thousands)

Depreciation and                  $838        $347         142%
amortization
Percentage of total revenues        32%         25%


     Depreciation of property and equipment and amortization of intangible other assets are based on the useful lives of the assets or terms of the license agreements, generally three to seven years, and is computed using the straight-line method. Depreciation and amortization expenses increased to $838,000, or 32% of total revenues, for the quarter ended September 30, 2000 from $347,000, or 25% of total revenues, for the quarter ended September 30, 1999. The increase in depreciation and amortization expense is primarily due to the increase in property and equipment, including computer equipment, software, and database servers.

Amortization of Deferred Compensation


                                  Quarter Ended
                                  -------------
                                  September 30,
                                  -------------
                                2000        1999   % Change
                                ----        ----   --------
(In Thousands)

Amortization of                 $151        $374        (60)%
 deferred
 compensation


     Deferred stock compensation is amortized to expense over the vesting periods of the applicable stock options. These amounts represent the difference between the exercise price of stock option grants and the deemed fair value of the Company's common stock at the time of such grants. Amortization of deferred compensation expense decreased to $151,000 for the quarter ended September 30, 2000 from $374,000 for the quarter ended September 30, 1999. Amortization of deferred compensation expense for each of the next three fiscal years is expected to be as follows:

Year ended                    Amount in thousands
June 30, 2001                        $345
June 30, 2002                         238
June 30, 2003                           9

Interest Income and Expense

                                Quarter Ended
                                -------------
                                September 30,
                                -------------
                               2000       1999     % Change
                               ----       ----     --------
(In Thousands)

Interest income                $302       $252           20%
Interest expense               $  0       $  3            -


     Interest income increased for the quarter ended September 30, 2000 due to three full months of interest income on the remaining proceeds of the Company's initial public offering. Interest expense declined as the Company paid down all of its outstanding debt.


Income Taxes

     The Company has not generated any taxable income to date and therefore has not paid any federal income taxes since inception. Utilization of the Company's net operating loss carryforwards, which begin to expire in 2011, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realizability.


Comparison of Fiscal Years Ended June 30, 2000 and June 30, 1999

Revenues

     Products. Product revenues increased 174% to $13.6 million, or 87% of total revenues, for the fiscal year ended June 30, 2000 from $5.0 million, or 92% of total revenues, for the fiscal year ended June 30, 1999. Product revenues increased primarily as a result of the 180% growth in the Company's customer base, which the Company believes was primarily influenced by increased marketing activities, expanded product offerings and enhancements to the features and functionally of the garden.com Web site.

     Advertising. Advertising revenues increased 338% to $1.9 million, or 13% of total revenues, for the fiscal year ended June 30, 2000 from $442,000, or 8% of total revenues, for the fiscal year ended June 30, 1999. Advertising revenues increased primarily due to the focus of an internal advertising sales department established in February 1999, and a 76% increase in page views on the Web sites to 170.4 million for the fiscal year ended June 30, 2000 from 96.9 million for the fiscal year ended June 30, 1999.

Gross Profit

     Gross profit increased to $3.9 million for the fiscal year ended June 30, 2000 from $854,000 for the fiscal year ended June 30, 1999. Gross margin increased to 25% of total revenues for the fiscal year ended June 30, 2000 from 16% of total revenues for the fiscal year ended June 30, 1999. The increase in gross profit in absolute dollars is due in part to the Company's overall increased total revenues. Gross margin percentage increased primarily due to an increase in higher margin advertising revenues, product management negotiating with suppliers that raised contractual gross margins, and the elimination of a one-time promotional activity, which totaled $79,000 in the fiscal year ended June 30, 1999.

Operating Expenses

     Marketing and Sales. Marketing and sales expenses increased to $26.7 million, or 172% of total revenues, for the fiscal year ended June 30, 2000 from $13.3 million, or 247% of total revenues, for the fiscal year ended June 30, 1999. Marketing and sales expenses increased in absolute dollars primarily due to an increase in the Company's advertising and promotional expenditures, and increases in payroll costs associated with its marketing and Customer Solutions departments. Marketing and sales expenses decreased as a percentage of revenue due to the significant increase in total revenues.

     Technology, Content and Product Development. Technology, content and product development expenses increased to $6.9 million, or 45% of total revenues, for the fiscal year ended June 30, 2000 from $3.2 million, or 59% of total revenues, for the fiscal year ended June 30, 1999. The increase in technology, content and product development expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated costs related to enhancing the products and features, editorial content and functionality of the Company's Web site. As a percent of total revenues, technology, content and product development expenses decreased due to the increase in total revenues during the period.

     General and Administrative. General and administrative expenses increased to $7.1 million, or 45% of revenues, for the fiscal year ended June 30, 2000 from $2.9 million, or 55% of revenues, for the fiscal year ended June 30, 1999. The increase in general and administrative expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated expenses necessary to support the growth of the Company's operations. As a percent of total revenues, general and administrative expenses decreased due to the increase in total revenues during the period.

     Depreciation and Amortization. Depreciation and amortization expenses increased to $2.1 million, or 14% of total revenues, for the fiscal year ended June 30, 2000 from $610,000, or 11% of total revenues, for the fiscal year ended June 30, 1999. The increase in depreciation and amortization expense is primarily due to the increase in property and equipment to support the growth of the Company, including computer equipment, software, database servers, and build out of new office space.

     Amortization of Deferred Compensation. Amortization of deferred compensation expense increased to $1.1 million for the fiscal year ended June 30, 2000 from $674,000 for the fiscal year ended June 30, 1999.

     Restructuring and other activities. In June 2000, the Company's management initiated a restructuring effort that resulted in the Company incurring a restructuring charge of $888,000. This charge includes asset write-offs on discontinued Company initiatives, including prepaid costs for a landscaping product test, severance related to an internal restructuring and a note receivable from a European based internet gardening company.

Other Income and Expense

     Other income and expense increased to $2.1 million for the fiscal year ended June 30, 2000 from $784,000 for the fiscal year ended June 30, 1999 due to nine full months of interest income on the proceeds of the Company's initial public offering.

Comparison of Fiscal Years Ended June 30, 1999 and June 30, 1998

Revenues

     Products. Product revenues increased 286% to $5.0 million, or 92% of total revenues, for the fiscal year ended June 30, 1999 from $1.3 million, or 96% of total revenues, for the fiscal year ended June 30, 1998. Product revenues increased primarily as a result of the 293% growth in the Company's customer base, which the Company believes was primarily influenced by increased marketing activities, expanded product offerings and enhancements to the features and functionality of the garden.com Web site.

     Advertising. Advertising revenues increased 689% to $442,000, or 8% of total revenues, for the fiscal year ended June 30, 1999 from $56,000, or 4% of total revenues, for the fiscal year ended June 30, 1998. Advertising revenues increased primarily due to a 163% increase in page views on the Web sites to
96.9 million for the fiscal year ended June 30, 1999 from 36.9 million for the fiscal year ended June 30, 1998.

Gross Profit

     Gross profit increased to $854,000 for the fiscal year ended June 30, 1999 from $231,000 for the fiscal year ended June 30, 1998. Gross margin decreased to 16% of total revenues for the fiscal year ended June 30, 1999 from 17% of total revenues for the fiscal year ended June 30, 1998 due primarily to a one-time promotional activity in the latter period designed to attract first-time customers, which was partially offset by an increase in higher margin advertising revenues. This one-time promotional activity decreased gross profit by $79,000 for the fiscal year ended June 30, 1999.

Operating Expenses

     Marketing and Sales. Marketing and sales expenses increased to $13.3 million, or 247% of total revenues, for the fiscal year ended June 30, 1999 from $2.4 million, or 180% of total revenues, for the fiscal year ended June 30, 1998. Marketing and sales expenses increased primarily due to increases in expenses related to advertising to promote the Company's brand and to acquire new customers as well as increases in payroll and related costs used to hire additional marketing, sales, and Customer Solutions personnel.

     Technology, Content and Product Development. Technology, content and product development expenses increased to $3.2 million, or 59% of total revenues, for the fiscal year ended June 30, 1999 from $1.2 million, or 89% of total revenues, for the fiscal year ended June 30, 1998. The increase in technology, content and product development expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated costs related to enhancing the products and features, editorial content and functionality of the Company's Web site. As a percent of total revenues, content and product development expenses decreased due to the increase in total revenues during the period.

     General and Administrative. General and administrative expenses increased to $2.9 million, or 55% of revenues, for the fiscal year ended June 30, 1999 from $1.2 million, or 91% of revenues, for the fiscal year ended June 30, 1998. The increase in general and administrative expenses in absolute dollars is primarily due to an increase in payroll and related costs used for hiring additional personnel as well as associated expenses necessary to support the growth of the Company's operations. As a percent of total revenues, general and administrative expenses decreased due to the increase in total revenues during the period.

     Depreciation and Amortization. Depreciation and amortization expenses increased to $610,000, or 11% of total revenues, for the fiscal year ended June 30, 1999 from $219,000, or 16% of total revenues, for the fiscal year ended June 30, 1998. The increase in depreciation and amortization expense in absolute dollars is primarily due to the increase in property and equipment to support the growth of the Company, including computer equipment, software, database servers, and build out of new office space.

     Amortization of Deferred Compensation. In the fiscal years ended June 30, 1999 and 1998, the Company recorded total deferred stock compensation of $2,739,000 and $314,000, respectively, in connection with stock options granted during the period. Such amounts resulted in expenses of $674,000 and $73,000 for the fiscal years ended June 30, 1999 and 1998.

Other Income and Expense

     Other income increased to $784,000 for the fiscal year ended June 30, 1999 from $193,000 for the fiscal year ended June 30, 1998 as a result of interest earned on the net proceeds from the sale of the Company's preferred stock in June 1998, April 1999 and May 1999.

Liquidity and Capital Resources

     Since inception, the Company has financed its operations primarily through private placements of preferred stock, its initial public offering and, to a lesser extent, from revenues generated by operations. As of September 30, 2000, the Company had approximately $390,000 in cash and cash equivalents and $12.0 million in short-term investments.

         Net cash used in operating activities increased to $9.5 million for the quarter ended September 30, 2000 from $5.5 million for the quarter ended September 30, 1999. The increase in net cash used in operating activities can be substantially attributed to the increased net loss.

         Net cash provided by investing activities of $843,000 for the quarter ended September 30, 2000 resulted primarily from the sale of investment securities which was partially offset by the purchase of property and computer equipment. Net cash used in investing activities of $16.7 million for the quarter ended September 30, 1999 resulted primarily from the purchase of securities for investment purposes and from the purchase of property and computer equipment.

         Net cash used in financing activities of $19,000 for the quarter ended September 30, 2000 resulted primarily from the repayment of the Company's outstanding debt obligations. Net cash provided by financing activities of $50.1 million for the quarter ended September 30, 1999 resulted primarily from net proceeds from the issuance of common stock in the Company's initial public offering.

         Net cash used in operating activities increased to $32.8 million for the fiscal year ended June 30, 2000 from $18.5 million for the fiscal year ended June 30, 1999. The increase in net cash used in operating activities can be substantially attributed to the increased net loss.

         Net cash used in investing activities increased to $23.8 million for the fiscal year ended June 30, 2000 from $6.3 million for the fiscal year ended June 30, 1999. The increase in net cash used in investing activities resulted primarily from the purchase of securities for investment purposes and from the purchase of property and computer equipment. Cash available for investment purposes increased substantially during the fiscal year ended June 30, 2000 as a result of the proceeds from the issuance of common stock in the Company's initial public offering.

         Net cash provided by financing activities increased to $50.3 million for the fiscal year ended June 30, 2000 from $21.1 million for the fiscal year ended June 30, 1999. The increase in net cash provided by financing activities resulted primarily from net proceeds from the issuance of common stock in the Company's initial public offering.

         On November 15, 2000, the Company announced that it would begin the phased shut-down of its retail operations and the sale of its consumer business assets. The Company believes that its current cash and marketable securities and investments balances will be sufficient to proceed with this phased shut-down through December 31, 2000. The Company also announced that it would continue to evaluate strategic alternatives for its technology assets, including TRELLIS and Green Cheetah. The Company plans to liquidate all of its assets, including its technology assets, pursuant to the Plan of Liquidation.

Selected Quarterly Results of Operations

         The following table sets forth selected unaudited statement of income data for the nine quarters ended September 30, 2000, both in dollar amounts and as a percentage of total revenues. This data should be read in conjunction with the financial statements and related notes included elsewhere in this Proxy Statement.

                                                                           Quarter Ended
                               -----------------------------------------------------------------------------------------------------
                               Sept. 30,   June 30,    March 31,   Dec. 31,   Sep. 30,   June 30,   March 31,   Dec. 31,   Sep. 30,
                                 2000        2000        2000       1999       1999       1999        1999       1998       1998
                               --------    --------    --------    -------    -------    -------     -------    -------    -------
                                                                          (in thousands)
Revenues:
 Products...................   $  2,209    $  6,489    $  2,600    $ 3,317    $ 1,159    $ 2,637     $   856    $ 1,125    $   333
 Advertising................        393         838         556        291        253        247          83         87         25
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

    Total revenues..........      2,602       7,327       3,156      3,608      1,412      2,884         939      1,212        358
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Cost of revenues:
 Products...................      1,796       5,651       2,109      2,609      1,049      2,446         763        898        359
 Advertising................         47          49          90         21         44         20           8         32         13
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

  Total cost of revenues....      1,843       5,700       2,199      2,630      1,093      2,466         771        930        372
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Gross profit................        759       1,627         957        978        319        418         168        282        (14)
Operating expenses:
  Marketing and sales.......      3,841      10,616       8,435      4,904      2,699      6,239       3,686      1,246      2,133
  Technology, content
  and product
  development...............      1,944       2,095       1,768      1,648      1,408      1,001         928        599        640
  General and
  administrative............      1,629       2,075       2,002      1,667      1,308      1,061         803        572        504
  Depreciation and
   amortization.............        838         719         577        464        347        233         142        124        112
  Amortization of deferred
  compensation..............        151         214         250        298        374        370         117         82        105
  Restructuring and other
  activities................         --         888          --         --         --         --          --         --         --
  Discontinued marketing
  activities and severance
  costs.....................      2,578          --          --         --         --         --          --         --         --
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

  Total operating
  expenses..................     10,981      16,607      13,032      8,981      6,136      8,904       5,676      2,623      3,494
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Operating loss..............    (10,222)    (14,980)    (12,075)    (8,003)    (5,817)    (8,486)     (5,508)    (2,341)    (3,508)
Other income and expense....        302         475         636        791        249        220         124        192        248
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Net loss....................   $ (9,920)   $(14,505)   $(11,439)   $(7,212)   $(5,568)   $(8,266)    $(5,384)   $(2,149)   $(3,260)
                               ========    ========    ========    =======    =======    =======     =======    =======    =======

                                                                          Quarter Ended
                               ----------------------------------------------------------------------------------------------------
                               Sept. 30,   June 30,    March 31,   Dec. 31,   Sep. 30,   June 30,   March 31,   Dec. 31,   Sep. 30,
                                   2000        2000        2000       1999       1999       1999        1999       1998       1998
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Revenues:
 Products...................         85%         89%         82%        92%        82%        91%         91%        93%        93%
 Advertising................         15          11          18          8         18          9           9          7          7
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

  Total revenues............        100         100         100        100        100        100         100        100        100
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Cost of revenues:
 Products...................         69          77          67         72         74         85          81         74        100
 Advertising................          2           1           3          1          3          1           1          3          4
                               --------    --------    --------    -------    -------    -------     -------    -------    -------
Total cost of revenues......         71          78          70         73         77         86          82         77        104
                               --------    --------    --------    -------    -------    -------     -------    -------    -------

Gross profit................         29          22          30         27         23         14          18         23         (4)
Operating expenses:
 Marketing and sales........        147         145         267        136        191        216         392        103        596
 Technology, content
  and product
  development...............         75          28          56         46        100         35          99         50        179
  General and
  administrative............         63          28          63         46         93         37          86         47        141

  Depreciation and
  amortization.............         32          10          18         13         25          8          15         10         31
  Amortization of deferred
  compensation.............          6           3           8          8         26         13          12          6         29

  Restructuring and other
  activities...............         --          12          --         --         --         --          --         --         --
Discontinued marketing
  activities and severance
  costs....................         99          --          --         --         --         --          --         --         --
                              --------    --------    --------    -------    -------    -------     -------    -------    -------

Total operating expenses...        422         226         412        249        435        309         604        216        976
                              --------    --------    --------    -------    -------    -------     -------    -------    -------

Operating loss.............       (393)       (204)       (382)      (222)      (412)      (295)       (586)      (193)      (980)
Other income and expense...         12           6          20         22         18          8          13         16         69
                              --------    --------    --------    -------    -------    -------     -------    -------    -------

Net loss...................       (381)%      (198)%      (362)%     (200)%     (394)%     (287)%      (573)%     (177)%     (911)%
                              ========    ========    ========    =======    =======    =======     =======    =======    =======

                              SECURITY OWNERSHIP

    The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of November 30, 2000 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Company to beneficially own more than 5% of the outstanding Common Stock.

    The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of November 30, 2000 are deemed to be outstanding and to be beneficially owned by the option or warrant holder for the purpose of computing the percentage ownership of the option or warrant holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


                                                     Total Number
                                                       of Shares
                                                     Beneficially    Percent of
         Name of Beneficial Owner                       Owned           Class
         ------------------------                    ------------       -----

     Douglas J. Stern.............................     2,690,154         14.9
        Entities affiliated with The
        E.W. Scripps Company (1)

     Steven J. Dietz..............................     1,600,998          9.0
        Entities affiliated with Global Retail
        Partners, L.P. (2)

     John D. Thornton.............................     1,452,611          8.2
        Entities affiliated with Austin
        Ventures (3)

     Gerald R. Gallagher..........................     1,127,127          6.3
        Entities affiliated with Oak Investment
        Partners (4)

     BT&T Focus 4 Fund Public Limited
        Company and BT&T
        Telekommunikations Und
        Technologie AG (5)........................     1,347,000          7.6

     Entities affiliated with Patricof & Co.
        Ventures, Inc. (6)........................       909,090          5.1

     Pequot Capital Management, Inc. (7)..........     1,261,277          7.1

     Clifford A. Sharples (8).....................       314,136          1.7

     James N. O'Neill (9).........................       304,718          1.7

     Lisa W.A. Sharples (10)......................       314,136          1.7

                                                                  Total Number
                                                                    of Shares
                                                                  Beneficially       Percent of
                   Name of Beneficial Owner                           Owned             Class
                   ------------------------                       ------------       ----------
        Andrew R. Martin (11)................................        207,474             1.2
        Joel P. Toner (12)...................................         17,068              *
        All directors and executive officers as a
        group (13 persons) (13)..............................      8,141,929            44.2

______________
*    Represents beneficial ownership of less than 1%.

(1) Represents (i) 1,990,854 shares held of record by Scripps Ventures, LLC, including 275,862 shares issuable upon exercise of outstanding warrants, and (ii) 699,300 shares held of record by Scripps Howard Broadcasting Company d/b/a Home & Garden Television, Inc. Mr. Stern disclaims beneficial ownership of these shares. The address for Mr. Stern and each of these entities is 200 Madison Avenue, New York, New York 10016.

(2) Represents (i) 1,025,834 shares held of record by Global Retail Partners, L.P., (ii) 306,677 shares held of record by DLJ Diversified Partners, L.P.,
     (iii) 113,519 shares held of record by DLJ Diversified Partners-A, L.P.,
     (iv) 66,687 shares held of record by GRP Partners, L.P., (v) 70,626 shares held of record by Global Retail Partners Funding, Inc., and (vi) 17,655 shares held of record by DLJ ESC II, L.P. Mr. Dietz is a Principal of Global Retail Partners, L.P. Each of the foregoing entities is an affiliate of Global Retail Partners, L.P., whose parent company is AXA Financial Inc. Mr. Dietz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares. The address for Mr. Dietz and each of these entities is 2121 Avenue of the Stars, Suite 1630, Los Angeles, California 90067. The address for AXA Financial Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(3) Represents (i) 468,886 shares held of record by Austin Ventures IV-A, L.P., including 7,420 shares issuable upon exercise of outstanding warrants, and
     (ii) 983,725 shares held of record by Austin Ventures IV-B, L.P., including 15,568 shares issuable upon exercise of warrants. Mr. Thornton has shared voting and investment power over all of these shares, and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares. The address for Mr. Thornton and each of these entities is 1300 Norwood Tower, 114 West Seventh Street, Austin, Texas 78701.

(4) Represents (i) 1,099,515 shares held of record by Oak Investment Partners VII, Limited Partnership, including 134,552 shares issuable upon exercise of outstanding warrants, and (ii) 27,612 shares held of record by Oak VII Affiliates Fund, Limited Partnership, including 3,379 shares issuable upon exercise of outstanding warrants. Mr. Gallagher has shared voting and investment power over all of these shares, and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares. The address for Mr. Gallagher and each of these entities is 4550 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

(5) BT&T Focus 4 Fund Public Limited Company, Grand Canal House, 1 Upper Grand Canal Street, Dublin 4, Ireland, and BT&T Telekommunikations Und Technologie AG, Roetelistrasse, Bufour Park 16, St. Gallen, Switzerland 9000, filed a Schedule 13G dated August 3, 2000, reporting that as of August 3, 2000 it was the beneficial owner of 1,347,000 shares of Common Stock with shared voting and investment power as to all of such shares.

(6) Patricof & Co. Ventures, Inc. and related entities (collectively, "Patricof"), 445 Park Avenue, 11th Floor, New York, New York 10022, filed a
     Schedule 13G dated February 4, 2000, reporting that as of February 4, 2000 it was the beneficial owner of 909,090 shares of Common Stock. The shares of Common Stock beneficially owned by Patricof include (i) 746,181 shares held of record by APA Excelsior V, L.P., with sole voting and investment power as to all of such shares, (ii) 153,846 shares held of record by The P/A Fund III, L.P., with sole voting and investment power as to all of such shares, and (iii) 9,063 shares held of record by Patricof Private Investment Club II, L.P., with sole voting and investment power as to all of such shares. Alan Patricof may be deemed to have sole voting and investment power as to all of the shares held by Patricof, and he disclaims beneficial ownership of such shares.

(7) Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880, filed a Schedule 13G dated February 11, 2000, reporting that as of February 11, 2000 it was the beneficial owner of 1,261,277 shares of Common Stock, with sole voting and investment power as to all of such shares.

(8) Includes 39,220 shares subject to exercise of stock options held by Mr. Sharples. Excludes (i) 274,916 shares held of record by Mr. Sharples' spouse and (ii) 39,220 shares subject to exercise of stock options held by Mr. Sharples' spouse.

(9)  Includes 39,252 shares subject to exercise of stock options.

(10) Includes 39,220 shares subject to exercise of stock options held by Ms. Sharples. Excludes (i) 274,916 shares held of record by Ms. Sharples' spouse and (ii) 39,220 shares subject to exercise of stock options held by Ms. Sharples' spouse.

(11) Includes 8,068 shares subject to exercise of stock options.

(12) Includes 16,068 shares subject to exercise of stock options.

(13) Includes 233,135 shares subject to exercise of stock options and 436,781 shares issuable upon exercise of outstanding warrants.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. Two directors are to be elected at the annual meeting, each to serve for a term of three years expiring in 2003, and five directors will continue to serve for the terms designated in the following schedule. As indicated below, the individuals nominated by the Board of Directors are both incumbent directors. The Company anticipates that both nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason either nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

                                                                                                        Director
Name, Principal Occupation for Past Five Years and Directorships                            Age           Since
----------------------------------------------------------------                            ---         --------
Nominees for election at the Annual Meeting (Class of 2003):
GERALD R. GALLAGHER                                                                          59           1997

Mr. Gallagher has served as a general partner of Oak Investment Partners, a venture capital investment firm, since 1987.

LISA W.A. SHARPLES                                                                           34           1995

Ms. Sharples is a founder of the Company and has served as its Chief Merchandising and Marketing Officer since August 1998 and served as its Vice President of
Marketing from December 1995 to August 1998.  Prior to founding the Company, she served as Director of Marketing for pcOrder.com, Inc., an online computer merchant, from May 1995 to August 1995.  From October 1993 to May 1995, Ms. Sharples was
employed at Silicon Graphics, Inc., a computer workstation company, as a marketing manager for the Channel Development Group.  Ms. Sharples is the wife of Clifford A.
Sharples.

Incumbent Directors (Class of 2001):

STEVEN J. DIETZ                                                                              37           1998

Mr. Dietz is a principal of Global Retail Partners, L.P., a venture capital investment firm, which he joined when it was established in 1996.  Prior to 1996,
Mr. Dietz was an officer in the investment banking division of the Donaldson, Lufkin
& Jenrette Securities Company focusing on the retail industry.

                                                                                                        Director
Name, Principal Occupation for Past Five Years and Directorships                            Age           Since
----------------------------------------------------------------                            ---         --------
JAMES N. O'NEILL                                                                             38           1995
Mr. O'Neill is a founder of the Company and has served as its Chief Operating Officer since April 1998, and served as its Vice President of Operations and Chief Financial
Officer from December 1995 to August 1998.  Prior to founding the Company, Mr.
O'Neill was employed as a marketing manager by Trilogy Software, Inc., an enterprise software company, from May 1995 to August 1995.  From June 1993 to May 1995, Mr.
O'Neill served as an internal consultant for top management at W.W. Grainger, Inc., a nationwide distributor of maintenance, repair and operations products.

JOHN D. THORNTON                                                                             35           1995

Mr. Thornton is a general partner of Austin Ventures, a venture capital investment firm, which he joined in 1991. Mr. Thornton currently serves on the Board of Directors of Vignette Company, Metasolv Software, Inc. and Mission Critical
Software, Inc., which are all independent computer software companies.

Incumbent Directors (Class of 2002):

CLIFFORD A. SHARPLES                                                                         36           1995

Mr. Sharples is a founder of the Company and has served as Chief Executive Officer and President of the Company since December 1995.  Prior to founding the Company, he served as Director of Business Development for pcOrder.com, Inc., an online computer merchant, from May 1995 to August 1995.  From December 1994 to April 1995, Mr.
Sharples worked as a consultant at Enterprise Integration Technologies, a research and development company specializing in electronic commerce over the Internet.  Mr.
Sharples is the husband of Lisa W.A. Sharples.

DOUGLAS R. STERN                                                                             51           1997

Mr. Stern has served as President and Chief Executive Officer of Scripps Ventures,
the venture capital operations of The E.W. Scripps Company, since June 1996.  Mr.
Stern has also served as President and Chief Executive Officer of United Media, a
licensing and newspaper syndication company that is wholly owned by The E.W. Scripps
Company, since August 1993.

Directors' Meetings and Committees

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors held eight meetings during fiscal 2000, and all directors attended at least 75% of the meetings of the Board and the committees thereof of which they were a member.

     The Board's Audit Committee is comprised of Messrs. Dietz and Thornton. Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates its internal control functions. The Audit Committee met three times during fiscal 2000.

     The Board's Compensation Committee is comprised of Messrs. Gallagher and Stern. The Compensation Committee reviews and approves the compensation and benefits for the executive officers of the Company, administers the Company's Stock Option Plan and its 1999 Employee Stock Purchase Plan and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee met one time during fiscal 2000.

Report of the Audit Committee

     The Audit Committee is comprised of two members of the Company's Board of Directors. Each member of the Audit Committee is independent as defined in Rule 4200(a)(15) for the listing standards of the Nasdaq National Market. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on January 5, 2000. A copy of the Audit Committee Charter is attached as Annex B to this Proxy Statement. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K, and (ii) the selection of independent auditors to audit the books and records of the Company.

     The Audit Committee has:

     . reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2000, with the Company's management and with the Company's independent auditors;

     . discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

     . received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

     Based on such review and discussions with management and the independent auditors, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, for filing with the Securities and Exchange Commission.

                                             AUDIT COMMITTEE:

                                             Steven J. Dietz
                                             John D. Thornton

Compensation of Directors

     Directors of the Company receive no compensation for services as members of either the Board of Directors or committees thereof. Members of the Board of Directors are eligible to receive discretionary option grants and stock issuances under the Stock Option Plan.

Executive Officers

     The following table sets forth, as of November 30, 2000, the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Company who are not directors:


         Name             Age              Current Position                               Other Positions
----------------------  -------  ------------------------------------  -----------------------------------------------------
Andrew R. Martin         37      Chief Technology Officer since        Prior to joining the Company in January 1996, from
                                 March 1996.                           April 1994 to December 1995, Dr. Martin was a chief
                                                                       programmer in the DCE Client/Server division of the
                                                                       Trilogy Software, Inc., an enterprise software
                                                                       company.

Douglas A. Jimerson      49      Vice President of Publishing and      Prior to April 1996, Mr. Jimerson worked for over 19
                                 Editor-in-Chief since April 1996.     years with Meredith Company, most recently as
                                                                       Editor-in-Chief of Home Garden, a national gardening
                                                                       publication, and prior to Home Garden, as Executive
                                                                       Garden Editor of Better Homes and Gardens from 1977
                                                                       to 1995.

Joel P. Toner            43      Vice President of Business            Prior to joining the Company, from 1988 to September
                                 Development since September 1999.     1999, Mr. Toner served as Group Publisher of
                                                                       Primedia Inc., a publishing company.

Jana D. Wilson           35      Chief Financial Officer of the        Ms. Wilson served as the Company's Controller from
                                 Company since August 1998.            February 1998 to August 1998.  Prior to joining the
                                                                       Company, from March 1994 to December 1997, Ms.
                                                                       Wilson served as Controller of Gadzooks, Inc., a
                                                                       specialty retailer of casual apparel for teenagers.

Bradley J. Clark         35      Vice President of Enterprise          Mr. Clark served as the Company's Supply Chain
                                 Development since February 1999.      Manager from September 1998 to February 1999.  Prior
                                                                       to joining the Company, from February 1998 to
                                                                       September 1998, Mr. Clark served as Pre-Sales
                                                                       Software Consultant to i2 Technologies, a consultant
                                                                       to electronic businesses.  From August 1996 to
                                                                       February 1998, Mr. Clark served as Consulting
                                                                       Manager to Trilogy Software, Inc., an enterprise
                                                                       software company.  Mr. Clark served as Software
                                                                       Consultant to Cap Gemini Sogeti, an enterprise
                                                                       software company, from June 1993 to August 1996.

Dionn M. Schaffner       29      Vice President of Marketing since     Prior to joining the Company, Ms. Shaffner served as
                                 February 1999.                        Director of Operations for Comlink Information
                                                                       Systems, Inc., a business management software
                                                                       development company, from September 1997 to February
                                                                       1999.  From August 1996 to September 1997, Ms.
                                                                       Shaffner served as a Senior Consultant of Deloitte &
                                                                       Touche Consulting Group.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company's equity securities on Form 4 or
5. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except Mr. Toner reported on a June 2000 Form 5 report a purchase that occurred in September 1999 and Mr. Martin reported on a June 2000 Form 5 report stock option exercises that occurred in October 1999, December 1999 and January 2000.

Performance Graph

     The chart below shows a comparison of the cumulative return since September 16, 1999 had $100 been invested in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Company comprised of the following companies: 1-800-FLOWERS.COM, Inc., Amazon.com, Inc., Drugstore.com, Inc., eToys, Inc., Egghead.com, Inc., Homestore.com, Inc., Peapod, Inc., priceline.com Incorporated, barnesandnoble.com inc., and eBay Inc. (the "Peer Group").

CUMULATIVE TOTAL RETURN COMPARISON*
The Company versus Published Indices (Nasdaq Composite Index and the Peer Group)

                              (INSERT CHART HERE)


                                                    9/16/99    6/30/00
                                                    -------    -------
     Garden.com, Inc.**......................         100         20
[_]  Nasdaq Composite Index..................         100        141
     xThe Peer Group.........................         100         55

    * Total return assumes reinvestment of dividends.

   ** The initial public offering price of
      the Common Stock on September 16, 1999
      was $12.00 and the closing price on
      June 30, 2000 was $2.375.

Compensation Committee Report On Executive Compensation

     The Company's Compensation Committee, which is comprised of two members of the Board of Directors, is responsible for considering and approving compensation arrangements for the Company's senior management, including executive officers. The objectives of the Compensation Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Company; and
(ii) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance stockholder value.

     The primary components of the Company's executive compensation program are
(i) base salary and (ii) stock options.

     Base Salaries. The base salaries of certain of the Company's executive officers have been set by their respective employment agreements. During 2000, each such executive officer received the approximately the minimum base salary set forth in their respective employment agreements.

     Although the Company's employment agreements with Clifford A. Sharples, James N. O'Neill and Lisa W.A. Sharples provide for the payment of periodic bonuses, the Company did not pay any bonuses to these executive officers during fiscal 2000. The Company did pay a signing bonus of $60,000 to Joel P. Toner during fiscal 2000 pursuant to Mr. Toner's employment agreement.

     Stock Option Plan. The Stock Option Plan authorizes the Compensation Committee to grant stock options to officers and other key employees. In December 1999, the Compensation Committee granted options to purchase Common Stock to the named executive officers as shown in the Summary Compensation Table.

     Compensation of the Chief Executive Officer. During fiscal 2000, Mr. Sharples received approximately the minimum base salary as provided in his employment agreement. With respect to the Stock Option Plan, Mr. Sharples' awards for fiscal 2000 were determined in the same manner as for all other participants of the Stock Option Plan.

                                                  COMPENSATION COMMITTEE:

                                                  Gerald R. Gallagher
                                                  Douglas R. Stern

Executive Compensation

Summary Compensation Information. The following table sets forth certain information for the years indicated below concerning compensation paid to, earned by or awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 2000 (collectively, the "named executive officers").

                           Summary Compensation Table

                                                                         Annual            Long-Term
                                                                      Compensation       Compensation
                                                                 ---------------------   ------------
                                                                                          Securities
                                                                                          Underlying       All Other
          Name and Principal Position               Fiscal Year  Salary ($)  Bonus ($)    Options (#)   Compensation ($)
---------------------------------------------       -----------  ----------  ---------    -----------   ----------------
Clifford A. Sharples...........................         2000       130,100        --            250                --
 Chief Executive Officer and President                  1999       113,670        --         68,200                --

James N. O'Neill...............................         2000       130,100        --            250                --
 Chief Operating Officer                                1999       113,670        --         68,200                --

Lisa W.A. Sharples.............................         2000       130,100        --            250                --
 Chief Merchandising and                                1999       113,670        --         68,200         12,432 (2)
 Marketing Officer

Andrew R. Martin...............................         2000       182,600        --         25,250        156,110 (3)
 Chief Technology Officer                               1999       143,000        --         40,200         68,150 (3)

Joel P. Toner..................................         2000       143,857     60,000 (1)       250                --
 Vice President of Business Development

(1)  Represents compensation received as a signing bonus.
(2)  Represents payments for tax preparation.
(3)  Represents compensation upon the exercise of a nonstatutory stock option.

Option Grants. The following table provides certain information regarding stock options granted to the named executive officers in fiscal year 2000.


                                               Option/SAR Grants in Last Fiscal Year

                                                       Individual Grants
                                           ----------------------------------------------

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                            Percent of                                    Annual Rates of Stock
                              Number of       Total                                        Price Appreciation
                             Securities    Options/SARs                                  for Option Term ($) (4)
                              Underling     Granted to   Exercise                       ---------------------------
                            Options/SARs   Employees in    Price        Expiration
       Name                 Granted (#)    Fiscal Year    ($/Sh)           Date                  5%           10%
---------------------    -------------   -------------  ----------    -------------        ----------     ----------
Clifford A. Sharples......       250 (1)       *            12.38    December 20, 2009       $  1,946     $    4,933
James N. O'Neill..........       250 (1)       *            12.38    December 20, 2009          1,946          4,933
Lisa W.A. Sharples........       250 (1)       *            12.38    December 20, 2009          1,946          4,933
Andrew R. Martin..........       250 (1)       *            12.38    December 20, 2009          1,946          4,933
                              25,000 (2)      2.2            6.81    February 15, 2010        107,069        271,335
Joel P. Toner.............       250 (1)       *            12.38    December 20, 2009          1,946          4,933
                              80,000 (3)      7.1           12.00   September 14, 2009        603,739      1,529,993

______________________________

(1) 25% of the option vests on December 20, 2000 and an additional 2.083% vests monthly for the 36 months thereafter.
(2)   20% of the option vests on February 15 of each year from 2001 to 2005.
(3)   20% of the option vests on September 14 of each year from 2000 to 2004.
(4) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

Fiscal Year-End Option Values. The following table provides certain information regarding options held by the named executive officers at June 30, 2000.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                               Number of Securities        Value of Unexercised
                                                                                    Underlying                  In-the-Money
                                                                               Unexercised Options/SARs        Options/SARs at
                                                                                at Fiscal Year-End (#)     Fiscal Year End ($)(2)
                                                                              --------------------------  -----------------------
                                    Shares Acquired on          Value
       Name                             Exercise (#)        Realized ($)(1)  Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------             ------------------------ ----------------  -------------------------   -------------------------
Clifford A. Sharples......                     --                  --                27,528/70,842                39,292/67,867
James N. O'Neill..........                     --                  --                27,560/70,890                39,362/67,971
Lisa W.A. Sharples........                     --                  --                27,528/70,842                39,292/67,867
Andrew R. Martin..........                 26,120             275,693                 8,000/88,850                    --/56,739
Joel P. Toner.............                     --                  --                    --/80,250                    --/--

____________________________


(1) Value realized is equal to the fair market value of the purchased shares on the date of exercise, less the exercise price paid for such shares.
(2) Calculated based on closing sale price of $2.375 per share on June 30, 2000.

Employment Agreements

     On July 12, 1999, the Company entered into separate employment agreements with Clifford A. Sharples, James N. O'Neill and Lisa W.A. Sharples. Each of these employment agreements has a term of three years and each provides for a base salary of $130,000 per year. Each of Messrs. Sharples and O'Neill and Ms. Sharples currently earn a base salary of $190,000 per year. The employment agreements also provide that Messrs. Sharples and O'Neill and Ms. Sharples are eligible to participate in a cash bonus program and in any other employee benefit programs for which other senior executives of the Company are generally eligible. Under the employment agreements, the Company may terminate the executive officer's employment upon the executive officer's death or disability or if the Board of Directors determines that termination is in the Company's best interest. Each executive officer may resign at any time. If the Company terminates employment without cause, or if there is a constructive termination, the executive officer is entitled to receive payment of his or her base salary and to continue to receive other employee benefits for 12 months from the date of termination. If employment is terminated for any other reason, the executive officer is not entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change of control at any time more than six months after the date of the employment agreement, all options held by Messrs. Sharples or O'Neill or by Ms. Sharples will immediately vest. Each of Clifford A. Sharples, James N. O'Neill and Lisa W.A. Sharples has also entered into a nondisclosure agreement under which each executive officer has agreed not to compete with the Company during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Company's proprietary information and trade secrets.

     On March 1, 1996, the Company entered into an employment agreement with Andrew R. Martin. Mr. Martin currently earns a base salary of $185,000 per year. This employment agreement may be terminated by either party for any reason with 30 days' prior written notice and provides for a base salary of $100,000 per year. The employment agreement also provides that Mr. Martin is eligible to receive an annual cash bonus of $20,000 and other benefits as are generally made available to the Company's executive-level employees. Pursuant to the employment agreement, Mr. Martin has agreed not to compete with the Company during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Company's proprietary information and trade secrets.

     On September 14, 1999, the Company entered into an employment agreement with Joel P. Toner. Mr. Toner currently earns a base salary of $220,000 per year. The employment agreement may be terminated by either party for any reason with 30 days' prior written notice and provides for a base salary of $200,000 per year. The employment agreement also provides that Mr. Toner is eligible to receive other benefits as are generally made available to the Company's employees. Under the employment agreement, the Company may terminate Mr. Toner's employment upon Mr. Toner's death or disability or for cause. Mr. Toner may resign at any time. If the Company terminates

Mr. Toner's employment without cause, or if there is a constructive termination, Mr. Toner is entitled to receive payment of his base salary and to continue to receive other employee benefits for up to six months from the date of termination. If employment is terminated for any other reason, Mr. Toner is not entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change of control at any time more than six months after the date of the employment agreement, all options held be Mr. Toner will immediately vest. Pursuant to the employment agreement, Mr. Toner has agreed not to compete with the Company during employment and for a period of two years following termination of employment and has agreed not to maintain the confidentiality of the Company's proprietary information and trade secrets.

Asset Liquidation Incentive Programs

     The Company has implemented two separate bonus programs to provide incentive to its employees to maximize the value of the Company's assets through the process of winding down its business.

     The Asset Liquidation Incentive Program creates a bonus pool available to employees who have responsibility in connection with selling the Company's assets and settling the Company's commitments. Under this bonus program, 15% of all amounts received by the Company from asset sales in excess of $2.3 million in the aggregate will be put into the bonus pool to be distributed among eligible employees.

     The second bonus program applies to sales of the technology assets relating to the Company's TRELLIS division. Under this program, if the TRELLIS assets are sold to certain purchasers, Bradley J. Clark, the Company's Vice President of Enterprise Development, will be entitled to receive a bonus equal to (a) the greater of 10% of the purchase price for the TRELLIS assets or the severance payment to which Mr. Clark is entitled under the Company's severance policy if the purchase price for such assets is less than $1.0 million, or (b) 12% of the purchase price for the TRELLIS assets if such purchase price is $1.0 million or more. Any bonus received by Mr. Clark pursuant to this program would be in lieu of any bonus he may be entitled to under the Asset Liquidation Incentive Program. The Company has also implemented a bonus pool for other personnel involved in selling the TRELLIS assets equal to 5% of the purchase price of the TRELLIS assets. Such bonus is payable only if the purchase price for the TRELLIS assets exceeds $1.0 million and the employee remains with the acquiring company for at least 90 days.

Certain Relationships and Related Transactions

          The E.W. Scripps Company, through its wholly-owned subsidiaries, Scripps Ventures LLC and Scripps Howard Broadcasting Company d/b/a Home & Garden Television ("HGTV"), beneficially owns 14.9% of the outstanding Common Stock as of November 30, 2000. Douglas R. Stern, a director of the Company, is the President and

Chief Executive Officer of United Media, a newspaper syndication company and wholly-owned subsidiary of The E.W. Scripps Company.

          On May 24, 1999, 699,300 shares of the Company's Series E Preferred Stock were purchased by HGTV for a total purchase price of $5,000,000, or $7.15 per share. Approximately $1,500,000 of the purchase price was paid in the form of an advertising credit, of which the Company has used approximately $1,243,000 as of June 30, 2000.

          Kenneth Sharples, the brother of Clifford A. Sharples and brother-in-law of Lisa W.A. Sharples, executive officers and directors of the Company, has provided legal services to the Company. The Company incurred expenses of $61,752 during the Company's fiscal year ended June 30, 2000 for these legal services.

          Green Cheetah, Inc. ("Green Cheetah") was formed in the first quarter of fiscal 2001 to pursue software development opportunities. Green Cheetah is currently proceeding with its first software application project, which involves developing computer software designed to enhance database performance. The Company owns 80% of the outstanding common stock of Green Cheetah. Green Cheetah issued restricted stock to the following officers and/or directors of the Company: Andrew R. Martin, Chief Technology Officer of the Company, was issued 10% of Green Cheetah's outstanding common stock; Clifford A. Sharples, Chief Executive Officer, President and a director of the Company, was issued 3.33% of Green Cheetah's outstanding common stock; Lisa W.A. Sharples, Chief Merchandising and Marketing Officer and a director of the Company, was issued 3.33% of Green Cheetah's outstanding common stock; and James N. O'Neill, Chief Operating Officer and a director of the Company, was issued 3.34% of Green Cheetah's outstanding common stock. In the first quarter of fiscal 2001, Green Cheetah borrowed $300,000 from the Company pursuant to a demand promissory note, and in the second quarter of fiscal 2001, Green Cheetah borrowed $300,000 from the Company pursuant to a second demand promissory note. The demand promissory notes accrue interest at the rate of 8% per year. The $600,000 borrowed by Green Cheetah was, in turn, paid to Mr. Martin pursuant to an agreement between Green Cheetah and Mr. Martin in consideration of his services in developing the FastSQL software for Green Cheetah. FastSQL is a general purpose performance enhancement system for database centric, e-business systems, with a particular emphasis on queries and caching. Green Cheetah has completed limited deployment of its FastSQL software, and, to date, live deployments of the FastSQL software on limited parts of Garden.com's e-commerce system have shown material improvements in the performance of the application. Under Mr. Martin's agreement with Green Cheetah, he is also entitled to receive 20% of Green Cheetah's revenues attributable to the license of the FastSQL software to third parties less expenses relating to such licensing activities up to a maximum payout of $1.0 million.

          The Company believes that all the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

          The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP to be the Company's auditors for the 2001 fiscal year. Although this appointment is not required to be submitted to a vote of stockholders, the Company believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors may reconsider the appointment. It is expected that a representative of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

          The Board recommends a vote in FAVOR of the ratification of Ernst & Young LLP as independent auditors for the purpose of auditing the financial statements of the Company for fiscal 2001.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                            COMMISSION ON FORM 10-K

          The Company is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended June 30, 2000 will be made available, without charge, to any person entitled to vote at the annual meeting. Written requests should be directed to Jana D. Wilson, Secretary, Garden.com, Inc., 3301 Steck Avenue, Austin, Texas 78757.

                             STOCKHOLDER PROPOSALS

          Proposals which stockholders intend to present at the 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Company's principal offices in Austin, Texas no later than August 31, 2001 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after August 31, 2001 and the Company will not be required to present any such proposal at the 2001 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

          The Directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                    BY ORDER OF THE BOARD
                                    OF DIRECTORS
                                    GARDEN.COM, INC.

                                    Jana D. Wilson, Secretary

Austin, Texas
December 29, 2000

                         INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements

Unaudited Balance Sheets as of September 30, 2000 and June 30, 2000... F-2 Unaudited Statements of Operations for the Quarters ended
  September 30, 2000 and 1999.........................................   F-3
Unaudited Statements of Cash Flows for the Quarters ended
  September 30, 2000 and 1999.........................................   F-4
Notes to Unaudited Financial Statements...............................   F-5

Audited Financial Statements

Report of Independent Auditors........................................   F-8
Balance Sheets as of June 30, 2000 and 1999...........................   F-9
Statements of Operations for the Years ended
  June 30, 2000, 1999 and 1998........................................   F-11
Statements of Changes in Common Stock and Stockholders' Equity
  (Deficit) for the Years ended June 30, 2000, 1999 and 1998..........   F-12
Statements of Cash Flows for the Years ended
  June 30, 2000, 1999 and 1998........................................   F-13
Notes to Financial Statements.........................................   F-14

Garden.com, Inc.
Balance Sheets
(Dollars in thousands)

                                                          September 30, 2000      June 30, 2000
                                                       --------------------------------------------
                                                              (Unaudited)
ASSETS:
Current assets:
  Cash and cash equivalents                                        $    390            $  9,047
  Investments                                                        11,956              18,612
  Prepaid advertising                                                    78               1,869
  Other prepaid expenses and current assets                           2,140               2,143
  Inventory                                                           1,193                 898
                                                       --------------------------------------------
     Total current assets                                            15,757              32,569
Property and equipment                                               17,658              11,843
Accumulated depreciation                                             (3,467)             (2,697)
                                                       --------------------------------------------
Property and equipment, net                                          14,191               9,146
Other assets, net                                                       714                 780
                                                       --------------------------------------------
     Total assets                                                  $ 30,662            $ 42,495
                                                       ============================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Current liabilities:
  Accounts payable                                                 $  2,300            $  4,282
  Accrued expenses and other liabilities                              2,796               3,057
  Unearned revenue                                                      384                 187
  Current portion of long-term debt                                       -                  20
                                                       --------------------------------------------
     Total current liabilities                                        5,480               7,546

Stockholders' equity (deficit):
  Common stock - $.01 par value; 50,000,000 shares
    authorized, 17,739,272 shares issued and
    outstanding on September 30, 2000; and
    17,737,592 shares issued and outstanding on
    June 30, 2000                                                       177                 177
  Additional paid-in-capital                                        104,075             104,499
  Deferred stock compensation                                          (592)             (1,169)
  Retained deficit                                                  (78,478)            (68,558)
                                                       --------------------------------------------
     Total stockholders' equity                                      25,182              34,949
                                                       --------------------------------------------
     Total liabilities and stockholders' equity                    $ 30,662            $ 42,495
                                                       ============================================

                See accompanying notes to financial statements.

Garden.com, Inc.
Statements of Operations
(Dollars in thousands, except per share data)


                                                           For the quarter ended September 30,
                                                      ---------------------------------------------
                                                               2000                    1999
                                                      ---------------------------------------------
                                                            (Unaudited)             (Unaudited)
REVENUES
  Products                                                   $     2,209             $    1,159
  Advertising                                                        393                    253
                                                      ---------------------------------------------
     Total revenues                                                2,602                  1,412

COST OF REVENUES
  Products                                                         1,796                  1,049
  Advertising                                                         47                     44
                                                      ---------------------------------------------
     Total cost of revenues                                        1,843                  1,093

GROSS PROFIT                                                         759                    319

OPERATING EXPENSES
  Marketing and sales                                              3,841                  2,699
  Technology, content and product development                      1,944                  1,408
  General and administrative                                       1,629                  1,308
  Depreciation and amortization                                      838                    347
  Amortization of deferred compensation                              151                    374
  Discontinued marketing activities and severance
     costs                                                         2,578                      -
                                                      ---------------------------------------------
     Total operating expenses                                     10,981                  6,136

OPERATING LOSS                                                   (10,222)                (5,817)

Other income and expense                                             302                    249
                                                      ---------------------------------------------

NET LOSS                                                     $    (9,920)            $   (5,568)
                                                      =============================================

Basic net loss per share                                     $     (0.56)            $    (1.45)
                                                      =============================================

Shares used in computing basic net loss per share             17,739,042              3,827,552
                                                      =============================================


                See accompanying notes to financial statements.

Garden.com, Inc.
Statements of Cash Flows (Dollars in thousands)


                                                          For the quarter ended September 30,
                                                       ----------------------------------------
                                                             2000                    1999
                                                       ----------------------------------------
                                                          (Unaudited)              (Unaudited)
Operating activities:
  Net loss                                                   $(9,920)               $ (5,568)
Adjustments to reconcile net loss to cash
  used in operating activities:
  Depreciation and amortization                                  838                     347
  Amortization of deferred compensation                          151                     374
Changes in operating assets and liabilities:
  Prepaid advertising                                          1,791                    (541)
  Other prepaid expenses and current assets                        2                    (530)
  Inventory                                                     (296)                   (381)
  Accounts payable                                            (1,982)                    (53)
  Accrued expenses and other liabilities                        (260)                    648
  Unearned revenue                                               197                     238
                                                       -------------------------------------
   Net cash used in operating activities                      (9,479)                 (5,466)

Investing activities:
  Proceeds from sale of investments                            6,657                       -
  Purchase of investments                                          -                 (14,824)
  Purchase of other assets                                         -                    (185)
  Purchase of property and equipment                          (5,816)                 (1,679)
                                                       -------------------------------------
   Net cash provided by (used in) investing
    activities                                                   841                 (16,688)

Financing activities:
  Repayment of long-term debt                                    (20)                    (44)
  Exercise of stock options                                        1                      10
  Exercise of warrants                                             -                     210
  Proceeds from issuance of common stock,
    net of issuance costs of $1,954                                -                  49,940
                                                       -------------------------------------
    Net cash provided by (used in) financing
     activities                                                  (19)                 50,116

Increase (decrease) in cash and cash
  equivalents                                                 (8,657)                 27,962

Cash and cash equivalents, beginning of
  period                                                       9,047                  15,340
                                                        ------------------------------------
Cash and cash equivalents, end of period                     $   390                $ 43,302

                See accompanying notes to financial statements.

Garden.com, Inc.
Notes to Unaudited Financial Statements

     NOTE 1 - ACCOUNTING POLICIES UNAUDITED INTERIM FINANCIAL INFORMATION

     The financial statements as of September 30, 2000 and 1999 have been prepared by Garden.com, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the periods presented. The balance sheet at June 30, 2000 has been derived from the audited financial statements at that date. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations. Operating results for the quarter ended September 30, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2001. These financial statements should be read in conjunction with the audited financial statements and the accompanying notes included in the Company's Form 10-K for the year ended June 30, 2000, filed with the SEC on October 13, 2000, as amended on October 30, 2000.

     Certain prior-period balances have been reclassified to conform to the current-period presentation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could be material to the financial statements.

COMPREHENSIVE LOSS

     The Company has adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company does not have any components of comprehensive income or loss.

RISKS AND UNCERTAINTIES

     On October 26, 2000, the Company entered into a mutual termination agreement with a supplier whose products represented approximately 12% of the Company's product revenue during the quarter ended September 30, 2000. Two other suppliers' products represented in excess of 10% of the Company's product revenue during the quarter ended September 30, 2000, equaling 19% and 20% respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

     On March 31, 2000 the Financial "Accounting Standards Board ("FASB") issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (the "Interpretation"). The Interpretation provides guidance related to the implementation of APB No. 25. The Interpretation is to be applied prospectively to all new awards, modifications to outstanding awards and changes in employee status on or after July 1, 2000. For changes made after December 15, 1998 to awards that affect exercise prices of the awards, the Company must prospectively account for the impact of those changes. Management does not believe the adoption of the Interpretation will have a material impact on the Company's financial condition or results of operations.

     In June 1999, SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities, Deferral of Effective Date of FASB Statement No. 133," was issued which requires that Statement No. 133 be adopted in the Company's fiscal year 2001. Management does not anticipate that the adoption of Statement No. 133 will have a material effect on the results of operations or financial position because the Company's does not currently engage in or plan to engage in derivative or hedging activities.

NOTE 2 - DISCONTINUED MARKETING ACTIVITIES AND SEVERANCE COSTS

     On September 28, 2000, the Company announced a corporate restructuring (the "Restructuring Plan") with the intent of lowering ongoing operating expenses and reducing future capital requirements. The Restructuring Plan resulted in an expense charge of $2.6 million for the quarter ended September 30, 2000. Pursuant to the Restructuring Plan, the Company reduced its workforce on September 28, 2000 by 93 employees. In addition, the Company terminated or materially amended multiple marketing initiatives, including the Company's relationships with iVillage, Excite and PRIMEDIA, resulting in both write-offs of prepaid assets and cash payments to third parties to discontinue certain contractual obligations.

NOTE 3 - BUSINESS CONDITIONS AND FUNDING ACTIVITIES

     Simultaneous with the announcement of its Restructuring Plan on September 28, 2000, the Company also announced that it had engaged the investment bank of Robertson Stephens to aid the Company in evaluating strategic alternatives and to assist the Company with ongoing fund-raising efforts.

     Although the Company has been attempting to raise additional equity financing since the quarter ended June 30, 2000, the Company has not been able to obtain financing as of November 15, 2000. On November 15, 2000, the Company announced that it will begin a phased shut-down of its retail operations and sale of its consumer business assets. See "Note 6 - Subsequent Events."

     In addition, the Company has received a report from its independent auditors for its fiscal year ended June 30, 2000 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to the Company's historical negative cash flow and because, as of the date they rendered their opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment related claims and claims of alleged infringement of trademarks, copyrights and other intellectual property rights. The Company currently is not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, prospects, financial condition and operating results.

NOTE 5 - STOCKHOLDERS' EQUITY

     On September 21, 1999, the Company completed its initial public offering of 4,650,000 shares of its common stock, which also included 550,000 shares sold by the Company pursuant to the underwriters' overallotment option. Net proceeds to the Company aggregated $49.9 million. As of the closing date of the offering, all of the redeemable convertible preferred stock outstanding was converted into an aggregate of 11,637,422 shares of common stock.

     In August 1999, the Company's Board of Directors declared a stock split of four shares for every five shares of Common Stock then outstanding. The stock split was effective September 15, 1999, the date the Company's Form S-1 Registration Statement was declared effective. Accordingly, the accompanying financial statements and footnotes have been restated to reflect the stock split. The par value of the shares of common stock to be issued in connection with the stock split was credited to common stock and a like amount charged to additional paid-in capital.

BASIC NET LOSS PER SHARE

     Basic net loss per share is computed using the weighted average number of common shares outstanding. Shares associated with stock options are not included because they are antidilutive. The shares of redeemable convertible preferred stock automatically converted into common stock effective upon the closing of the Company's initial public offering are included in the calculation of weighted average number of shares as of that date.

NOTE 6 - SUBSEQUENT EVENTS

     In October 2000, Green Cheetah, Inc., the Company's 80% owned subsidiary, filed two provisional patent applications with the U.S. Patent and Trademark Office. The inventions covered by the patent applications relate to a method for extending JDBC API calls without extending multiple drivers and a method for enhancing database performance with a cache array system. In the second quarter of fiscal 2001, Green Cheetah borrowed $300,000 from the Company pursuant to a demand promissory note to fund the continued development of such software.

     On November 15, 2000, the Company announced that it will begin a phased shut-down of its retail operations and the sale of its consumer business assets, including product inventory, URLs, content, photo library, its popular online gardening tools such as Landscape Planner and Plant Finder, as well as other intellectual property. The Company intends to layoff its consumer business employee base on a phased basis in order to conduct a product inventory sale. The Company also announced that it will continue to evaluate strategic alternatives for its technology assets, including TRELLIS and Green Cheetah.

     On December 1, 2000, the Company shut-down its web site and ceased the operation of its commerce business. Additionally, the Company has initiated the process of winding down its business and selling its assets, including its consumer business assets and its technology assets.

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Garden.com, Inc.

     We have audited the accompanying balance sheets of Garden.com, Inc. as of June 30, 2000 and 1999, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden.com, Inc. at June 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. (Management's plans in regard to these matters are also described in Note 1.) The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


July 28, 2000, except the first three paragraphs of Note 10 as to which the date is September 28, 2000, and the third paragraph of Note 1 and the fourth paragraph of Note 10, as to which the date is December 1, 2000
Austin, Texas
October 13, 2000

                                         /s/ Ernst & Young LLP

GARDEN.COM, INC.

BALANCE SHEETS
JUNE 30, 2000 AND 1999
(in Thousands)
--------------------------------------------------------------------------------------------------


ASSETS                                                       2000                 1999
                                                             ----                 ----
CURRENT ASSETS:
  Cash and cash equivalents                                 $ 9,047              $15,340
  Investments                                                18,612                3,710
  Prepaid advertising                                         1,869                  988
  Other prepaid expenses and current assets                   2,143                1,086
  Inventory                                                     898                  522
                                                            -------              -------
Total current assets                                         32,569               21,646
                                                            -------              -------

PROPERTY AND EQUIPMENT:
  Equipment                                                     660                  480
  Leasehold improvements                                        779                  456
  Computers and software                                      9,537                2,111
  Furniture and fixtures                                        867                  440
                                                            -------              -------
Total property and equipment                                 11,843                3,487

Accumulated depreciation                                     (2,697)                (828)
                                                            -------              -------
  Property and equipment, net                                 9,146                2,659

OTHER ASSETS:
  Net of accumulated amortization of $333 and $110 as of

    June 30, 2000 and 1999, respectively                        780                  917
                                                            -------              -------
TOTAL ASSETS:                                               $42,495              $25,222
                                                            =======              =======

                            See accompanying notes.

GARDEN.COM, INC.

JUNE 30, 2000 AND 1999
(in Thousands)
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                               2000                 1999
(DEFICIT)                                                          ----                 ----
CURRENT LIABILITIES:
  Accounts payable                                               $  4,282             $  2,052
  Accrued expenses and other liabilities                            3,057                  956
  Unearned revenue                                                    187                  188
  Current portion of long-term debt                                    20                  127
                                                                 --------             --------
Total current liabilities                                           7,546                3,323
                                                                 --------             --------

Long-term debt, less current portion                                   --                   20
  Redeemable convertible preferred stock                               --               48,215
  Warrants to purchase redeemable convertible
    preferred stock                                                    --                   24

STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock--$.01 par value:  50,000 authorized, 17,737
    and 1,157 actual shares issued and outstanding on June 30,
    2000 and 1999, respectively                                       177                   12
  Additional paid-in capital                                      104,499                5,768
  Deferred stock compensation                                      (1,169)              (2,305)
  Retained deficit                                                (68,558)             (29,835)
                                                                 --------             --------
Total stockholders' equity (deficit)                               34,949              (26,360)
                                                                 --------             --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                                      $ 42,495             $ 25,222
                                                                 ========             ========

                            See accompanying notes.

GARDEN.COM, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2000, 1999 AND 1998
(in Thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                         2000         1999         1998
                                                                         ----         ----         ----
REVENUES:
  Products                                                           $    13,564   $    4,952   $    1,283
  Advertising                                                              1,938          442           56
                                                                     -----------   ----------   ----------
Total revenues                                                            15,502        5,394        1,339
                                                                     -----------   ----------   ----------

COST OF REVENUES:
  Products                                                                11,416        4,466        1,086
  Advertising                                                                205           74           22
                                                                     -----------   ----------   ----------
Total cost of revenues                                                    11,621        4,540        1,108
                                                                     -----------   ----------   ----------

GROSS PROFIT:                                                              3,881          854          231
                                                                     -----------   ----------   ----------

OPERATING EXPENSES:
  Marketing and sales                                                     26,654       13,305        2,411
  Technology, content and product development                              6,918        3,167        1,188
  General and administrative                                               7,052        2,941        1,218
  Depreciation and amortization                                            2,107          610          219
  Amortization of deferred compensation                                    1,136          674           73
  Restructuring and other activities                                         888           --           --
                                                                     -----------   ----------   ----------
Total operating expenses                                                  44,755       20,697        5,109
                                                                     -----------   ----------   ----------

OPERATING LOSS:                                                          (40,874)     (19,843)      (4,878)

OTHER INCOME (EXPENSE):
  Interest income                                                          2,158          804          227
  Interest expense                                                            (7)         (20)         (33)
                                                                     -----------   ----------   ----------
Net loss                                                             $   (38,723)  $  (19,059)  $   (4,684)
                                                                     ===========   ==========   ==========

Less:  Beneficial conversion feature and insubstance dividend                 --       (2,700)          --
                                                                     -----------   ----------   ----------

Net loss applicable to common stockholders                           $   (38,723)  $  (21,759)  $   (4,684)
                                                                     ===========   ==========   ==========
Basic net loss per share                                             $    $(2.74)   $  (20.48)  $    (4.68)
                                                                     ===========   ==========   ==========

Shares used in computing basic net loss per share                     14,149,167    1,062,696    1,000,820
                                                                     ===========   ==========   ==========

                            See accompanying notes.

GARDEN.COM, INC.

STATEMENTS OF CHANGES IN COMMON STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT)
(in Thousands)
--------------------------------------------------------------------------------


                                                                                                                          Total
                                                                                                                        Redeemable
                                                                                                                       Convertible
                                                                                                                        Preferred
                                                                                                Deferred                  Stock
                                    Redeemable Convertible                          Additional    Stock                    and
                                        Preferred Stock           Common Stock        Paid-in    Compen-   Retained   Stockholders'
                                  Shares    Amount   Warrants  Shares   Par Value     Capital    sation     Deficit       Equity

Balance at June 10, 1997           4,158     7,879         23   1,160          12           29        --     (3,106)          4,837
Issuance of Series D
  Redeemable Convertible
  Preferred Stock and
  warrants, net of issuance
  costs of $1,177                  4,255    18,823          1      --          --           --        --         --          18,824
Dividends accrued for
  Series A, B, C Preferred
  Stock                               --        --         --      --          --           --        --       (286)           (286)
Conversion of cumulative
  dividend to Series D
  Redeemable Convertible
  Preferred Stock                     58       273         --      --          --           --        --         --             273
Repurchase of Common
  Stock                               --        --         --    (160)         (2)         (26)       --         --             (28)
Deferred stock compensation           --        --         --      --          --          313      (313)        --              --
Amortization of deferred
  compensation                        --        --         --      --          --           --        72         --              72
Exercise of stock options             --        --         --       7           0            6        --         --               6
Net loss                              --        --         --      --          --           --        --     (4,684)         (4,684)
                                 -------   -------   --------  ------        ----     --------   -------   --------        --------

Balance at June 30, 1998           8,471    26,975         24   1,007          10          322      (241)    (8,076)         19,014
Issuance of Series E
  Redeemable Convertible
  Preferred Stock, net of
  issuance costs of $1,398         3,166    21,240         --      --          --           --        --         --          21,240
Beneficial conversion feature
  and in substance dividend           --        --         --      --          --        2,700        --     (2,700)             --
Deferred stock compensation           --        --         --      --          --        2,738    (2,738)        --              --
Amortization of deferred
  compensation                        --        --         --      --          --           --       674         --             674
Exercise of stock options             --        --         --     150           2            8        --         --              10
Net loss                              --        --         --      --          --           --        --    (19,059)        (19,059)
                                 -------   -------   --------  ------        ----     --------   -------   --------        --------

Balance at June 30, 1999          11,637    48,215         24   1,157          12        5,768    (2,305)   (29,835)         21,879
                                 =======   =======   ========  ======        ====     ========   =======   ========        ========
Conversion of redeemable
  convertible preferred
  stock and warrants to
  common stock                   (11,637)  (48,215)       (24) 11,637         116       48,123        --         --              --
Exercise of common stock
  warrants                            --        --         --      69           1          213        --         --             214
Issuance of common stock,
  net of issuance costs
  of $2,071                           --        --         --   4,650          46       49,766        --         --          49,812
Amortization of deferred
  compensation                        --        --         --      --          --           --     1,136         --           1,136
Exercise of stock options             --        --         --      88           1           26        --         --              27
Stock issued to Employee
  Stock Purchase Plan                 --        --         --     116           1          359        --         --             360
Acquisition of catalog assets         --        --         --      20           0          206        --         --             206
Common stock options
  issued to charitable
  organization                        --        --         --      --          --           38        --         --              38
Net Loss                              --        --         --      --          --           --        --    (38,723)        (38,723)

Balance at June 30, 2000              --        --         --  17,737        $177     $104,499   $(1,169)  $(68,558)       $ 34,949
                                 =======   =======   ========  ======        ====     ========   =======   ========        ========

                            See accompanying notes.

GARDEN.COM, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2000, 1999 AND 1998
(In Thousands)
--------------------------------------------------------------------------------

                                                                                 2000       1999       1998
                                                                               --------   --------    -------
OPERATING ACTIVITIES:
Net loss                                                                       $(38,723)  $(19,059)   $(4,684)
Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation                                                                 1,884        517        219
     Amortization                                                                   223         93         --
     Amortization of deferred stock compensation                                  1,136        674         73
     Expense related to non-employee option issuance                                 38         --         --
Changes in operating assets and liabilities:
     Prepaid advertising                                                           (881)      (610)      (374)
     Other prepaid expenses and current assets                                   (1,057)    (1,039)         8
     Inventory                                                                     (376)      (364)      (134)
     Other assets                                                                   662       (738)        (7)
     Accounts payable                                                             2,230      1,141        675
     Accrued expenses and other liabilities                                       2,101        819         47
     Unearned revenue                                                                (1)        92         80
                                                                               --------   --------    -------

Net cash used in operating activities                                           (32,764)   (18,474)    (4,097)
                                                                               --------   --------    -------

INVESTING ACTIVITIES:
     Proceeds from sale of investments                                           31,065     11,083         --
     Purchase of investments                                                    (45,967)   (14,792)        --
     Purchase of property and equipment                                          (8,349)    (2,577)      (422)
     Purchase of other assets                                                      (564)        (9)      (262)
                                                                               --------   --------    -------

Net cash used in investing activities                                           (23,815)    (6,295)      (684)
                                                                               --------   --------    -------

FINANCING ACTIVITIES:
     Proceeds from long-term debt                                                    --         --        200
     Repayments of long-term debt                                                  (127)      (182)      (115)
     Proceeds from issuance of common stock, net of issuance costs
        of $2,071)                                                               49,812         --         --
     Repurchase of common stock                                                      --         --        (28)
     Proceeds from issuance of Series D Redeemable Convertible
        Preferred Stock and warrants, net of issuance costs of $1,177                --         --     18,824
     Proceeds from issuance of Series E Redeemable Convertible
        Preferred Stock and warrants, net of issuance costs of $1,398                --     21,240         --
     Exercises of stock options                                                      27          9          6
      Proceeds from exercises of warrants                                           214         --         --
      Proceeds from common stock issued to Employee Stock Purchase                  360         --         --
        Plan
      Dividend paid on Series A, B and C Redeemable Convertible
        Preferred Stock                                                              --         --        (12)
                                                                               --------   --------    -------

Net cash provided by financing activities                                        50,286     21,067     18,875
                                                                               --------   --------    -------

CHANGE IN CASH AND CASH EQUIVALENTS                                              (6,293)    (3,702)    14,094

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                     15,340     19,042      4,948
                                                                               --------   --------    -------

CASH AND CASH EQUIVALENTS, END OF YEAR                                         $  9,047   $ 15,340    $19,042
                                                                               ========   ========    =======

SUPPLEMENTAL DISCLOSURES:
      Cash interest paid                                                       $      7   $     22    $    31
                                                                               ========   ========    =======

     Beneficial conversion and insubstance dividend (see Note 6)                     --   $  2,700         --

                            See accompanying notes.

GARDEN.COM, INC.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   ORGANIZATION

     The Company was originally incorporated in Texas on October 2, 1995 as The Asbury Group, Inc. On November 30, 1995, The Asbury Group, Inc. incorporated a wholly-owned subsidiary, Garden Escape, Inc., in Delaware. Effective December 11, 1995, The Asbury Group, Inc. was merged into Garden Escape, Inc. in a transaction accounted for at historical cost. In February 1999, the Company changed its name to Garden.com, Inc. The Company is an online destination integrating gardening and gardening-related commerce, content and community. All of the Company's sales are conducted via its Web sites, garden.com and virtualgarden.com.

     The Company has incurred recurring operating losses and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. In regard to these matters, management announced a corporate restructuring with the intent of lowering ongoing operating expenses and reducing future capital requirements, reduced its workforce on September 28, 2000 by 93 employees and terminated or materially amended multiple marketing initiatives. Additionally, the Company also announced that it had engaged the investment bank of Robertson Stephens to aid the Company in evaluating strategic alternatives and to assist the Company with ongoing fund-raising efforts.

     On December 1, 2000, the Company shut-down its web site and ceased the operation of its commerce business. Additionally, the Company has initiated the process of winding down its business and selling its assets, including its consumer business assets and its technology assets.

2.   SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could be material to the financial statements.

Revenue Recognition

     Revenues for products and shipping charges are recognized when the products are shipped to the customer. Substantially all product sales are shipped directly from various product suppliers to the customer. The Company takes title to all goods and, accordingly, has the risks and rewards of ownership for such shipments. Revenues are recorded net of promotional discounts and coupons. Product returns are recorded as a reduction of revenues. The Company records unearned revenue for customer orders received and paid for that have not been shipped.

     Advertising revenues consist of sponsorships, banners and print advertising. Advertising revenues are recognized in proportion to the number of impressions delivered under each contract or proportionately over the period of time covered by a contract if impressions are not used. The Company has certain contracts under which it generates a minimum number of click-throughs and has historically met these guarantees.

Cash and Cash Equivalents

   Cash and cash equivalents include cash on hand and marketable securities with original maturities of three months or less. Cash and cash equivalents are recorded at cost, which approximates fair value due to the short maturity of these instruments.

Investments

   Management determines the appropriate classification of investments at the time of purchase and reevaluates such designation as of each balance sheet date. Investments as of June 30, 2000 consisted of high-grade commercial paper, corporate notes, and government securities, are classified as available-for-sale, and are reported at cost, which approximates fair market value, using the specific identification method, as of June 30, 2000. All of these securities mature within one year.

Inventory

   Inventory, which consists of finished goods, is stated at the lower of cost or market, with cost determined using the average cost method.

Property and Equipment

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is based on the useful lives of the assets, generally three to seven years, and is computed using the straight-line method. Amortization of leasehold improvements is computed on the straight-line method over estimated useful lives or lease terms if shorter.

Other Prepaid Assets and Other Assets

   Other prepaid assets and other assets include certain prepaid assets, trade accounts receivable, advertising trade accounts receivable, deposits, goodwill, and the cost of a web site which are carried at cost less accumulated amortization. Amortization of the intangible other assets is computed on the straight-line method over their estimated useful lives of three to four years.

Long-Lived Assets

   The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company.

Internal Use Software

   In accordance with Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" the Company has capitalized certain internal use software. The Company is developing a number of new software applications, including a new commerce platform, and the Company's updated proprietary supplier information system, TRELLIS. External direct costs of materials and services and payroll related costs of employees working solely on development of these applications are capitalized. Capitalized costs will be depreciated when the applications are placed in service on the straight-line method over a three year estimated useful life.

Advertising Costs

   The cost of advertising is expensed as incurred. For the fiscal years ended June 30, 2000, 1999 and 1998, the Company incurred advertising expenses of $18,726,000, $10,763,000 and $1,364,000, respectively.

Content Licenses

   The Company licenses certain content from third party providers and records these expenditures as incurred.

Income Taxes

   Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Accounting for Stock-Based Compensation

   The Company has elected to account for stock-based compensation expense under APB No. 25, "Accounting for Stock Issued to Employees," and make the required pro forma disclosures for compensation as required by SFAS No. 123. The Company uses the intrinsic value method in accounting for its stock-based employee compensation plans.

Net Loss Per Share

   Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Shares associated with stock options and the redeemable convertible preferred stock are not included because they are antidilutive. Effective upon the closing of the Company's initial public offering on September 21, 1999, all shares of the redeemable convertible preferred stock automatically converted into Common Stock and are included in the calculation of weighted average number of shares as of that date.

Comprehensive Loss

   The Company has adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company does not have any components of comprehensive income or loss.

Segments

   The Company continues to consider its business activities as a single segment.

Risks and Uncertainties

   For the year ended June 30, 2000, one supplier's products generated approximately 12% of the Company's revenue.

Reclassifications

   Certain amounts in previously issued financial statements have been reclassified to conform to the fiscal year 2000 presentation.

Recent Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") which addresses certain criteria for revenue recognition. SAB 101, as amended by SAB 101A and SAB 101B, outlines the criteria that must be used to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The adoption of SAB 101 is not expected to have a material impact on the consolidated financial position or results of operations.

   On March 31, 2000 the Financial "Accounting Standards Board ("FASB") issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (the "Interpretation"). The Interpretation provides guidance related to the implementation of APB No. 25. The Interpretation is to be applied prospectively to all new awards, modifications to outstanding awards and changes in employee status on or after July 1, 2000. For changes made after December 15, 1998 to awards that affect exercise prices of the awards, the Company must prospectively account for the impact of those changes. Management does not believe the adoption of the Interpretation will have a material impact on the Company's financial condition or results of operations.

   In June 1999, SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities, Deferral of Effective Date of FASB Statement No. 133," was issued which requires that Statement No. 133 be adopted in the Company's fiscal year 2001. Management does not anticipate that the adoption of Statement No. 133 will have a material effect on the results of operations or financial position because the Company's does not currently engage in or plan to engage in derivative or hedging activities.

3. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):


                                                          June 30,
                                                          --------
                                                     2000          1999
                                                     ----          ----
Line of credit term note payable to a bank
  due October 14, 2000, payable in monthly
  installments of $7 with interest at the
  prime rate plus 1% (8.89% at June 30,
  2000), collateralized by the assets of the
  Company.                                           $ 20         $ 107
Line of credit term note payable to a bank
  due December 14, 1999, payable in
  monthly installments of $8 with interest at
  the prime rate plus 1% (9.04% at June 30,
  1999), collateralized by the assets of the
  Company                                                     -         41
                                                          -----      -----
Total long-term debt                                         20        148
Less current portion                                        (20)      (128)
                                                          -----      -----
Long-term debt, net of current portion                    $   -      $  20
                                                          =====      =====

   As of June 30, 2000 and 1999, all of the Company's outstanding long-term debt had a variable interest rate, and accordingly, the Company believes the carrying value of the long-term debt approximates its fair value. No additional amounts were available to be drawn under these lines of credit as of June 30, 2000.

4. INCOME TAXES

   As of June 30, 2000, the Company had net operating loss carryforwards of approximately $67,018,000 and research and development credit carryforwards of approximately $105,000. The net operating loss carryforwards will begin to expire in 2011, if not utilized. The research and development credit carryforwards will begin to expire in 2012, if not utilized.

   Utilization of the net operating loss and tax credit carryforwards will be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating losses and tax credits before utilization.

   Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

   Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):


                                                     June 30,        June 30,
                                                       2000            1999
                                                    --------         -------

Deferred tax liabilities:
   Depreciable assets                              $     691        $      --
                                                    --------          -------
   Prepaid expenses and other                            806        $     460
                                                    --------          -------
   Total deferred tax liabilities                      1,497        $     460
                                                    --------          -------

Deferred tax assets:
   Depreciable assets                                     --               70
                                                    --------
   Accrued liabilities and other                         268               53
                                                    --------
   Tax carryforwards                                  24,901           10,035
                                                    --------          -------

Total deferred tax assets                             25,169           10,158
                                                    --------          -------

Net deferred tax assets                               23,672            9,698
                                                    --------          -------
Valuation allowance for net deferred tax assets      (23,672)          (9,698)
                                                    --------          -------

Net deferred taxes                                 $      --        $      --
                                                    ========          =======

         The Company has established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets based on the Company's lack of earnings history. The valuation allowance increased by approximately $13,974,000 during the year ended June 30, 2000. Approximately $154,000 of the valuation allowance for deferred tax assets relates to benefits for stock option deductions, which when realized, will be allocated directly to contributed capital.

         The Company's provision (benefit) for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:


                                               Fiscal year ended
                                                    June 30,
                                              -----------------------
                                                2000            1999
                                               ------          ------

Federal statutory rate                          (34.0)%         (34.0)%
State taxes, net of federal benefit              (3.0)           (3.0)
Change in valuation allowance                    36.1            36.0
Other                                             0.9             1.0
                                               ------          ------

Effective tax rate                                0.0%            0.0%
                                               ======          ======


5.  COMMITMENTS

    Future minimum payments under all operating leases as of June 30, 2000, are as follows:



             Fiscal year ended
             June 30,
             2001                                             $269,516
             2002                                              232,641
             2003                                                7,560
                                                              --------
             Total                                            $509,717
                                                              ========


     Rent expense for the three fiscal years ended June 30, 2000, 1999 and 1998 was approximately $280,000 (offset by sublease income of $108,000), $195,000 and $114,000, respectively. Future minimum rental income from non-cancelable subleases consists of approximately $41,000 for the year ended June 30, 2001.

     In addition, the Company has entered into strategic relationships with several Internet portals, including arrangements with iVillage and Excite. The agreements with iVillage and Excite call for Garden.com to provide and sponsor gardening content on the respective Web sites. Under terms of these agreements the Company is required to make certain installment payments, which are expensed as advertising expense as incurred.

     Garden.com and Administaff Company Inc. are parties to a co-employment agreement, as amended July 1, 1997, pursuant to which Administaff administers some of the benefits plans of Garden.com. This arrangement is terminable by either party upon 30 days prior written notice.

6.   CAPITAL STRUCTURE

Redeemable Convertible Preferred Stock

     Upon the close of the Company's initial public offering on September 21, 1999 all shares of redeemable convertible preferred stock were converted to common stock. The five series of redeemable convertible preferred stock designated as of June 30, 1999, were as follows:


                                                                          Shares Issued         Consideration per
                                                                               and              Share Received in
                                 Par Value        Shares Authorized         Converted               Issuance
                             ------------------  --------------------  -------------------  -------------------------

Redeemable convertible
preferred stock
   Series A                           $0.01               750,000              599,998                 $1.25 cash
   Series B                            0.01             1,430,000            1,144,000                 $1.75 cash
   Series C                            0.01             4,444,138            2,413,791                 $2.18 cash
   Series D                            0.01             5,482,330            4,313,514                 $4.70 cash
   Series E                            0.01             4,402,731            3,166,094    $7.15 cash and services
                                                       ----------           ----------
                                                       16,509,199           11,637,397
                                                       ==========           ==========


  In connection with the issuance of Series B Redeemable Convertible Preferred Stock, the Company issued 160,000 shares of common stock to certain holders of the Series B Redeemable Convertible Preferred Stock. The agreement under which they were issued stipulated that the Company could repurchase the common shares from the holders at the issuance price ($1.75) if the Company completed a qualified financing or sale prior to August 31, 1998. As the Company met this requirement, the shares were repurchased.

  Beginning on January 1, 1998, the Series A, B, and C Redeemable Convertible Preferred Stock accrued annual dividends equal to 8% of the original purchase price paid per share. In connection with the Series D financing, the stockholders elected to terminate their right to receive future cumulative dividends. Through a noncash financing transaction, $285,893 of accrued dividends, approximately $0.05 per share, were converted into 58,211 shares of Series D Preferred Stock based on the accrued amount through June 5, 1998. In addition, cash dividends of $12,304 were paid based on the accrued amount from June 5, 1998 through June 11, 1998, the date of the Series D issuance.

  The 699,300 shares of Series E Preferred Stock that were sold to a related party were accounted for as having a beneficial conversion feature which was deemed to approximate $2.7 million. This amount was accounted for as an increase in additional paid in capital and an insubstance dividend to the related preferred shareholders.

Warrants

  In connection with the prior issuances of redeemable convertible preferred stock, the Company at various times issued warrants to purchase shares of redeemable convertible preferred stock exercisable at prices equal to the respective series' per share price. The warrants transferred to common stock rights upon the close of the Company's initial public offering. Of the warrants, rights to 29,370 and 39,774 shares were exercised during fiscal year 2000 at $7.15 and $2.18 per share, respectively. The Company has reserved 515,323 shares of Common Stock for issuance upon conversion of the remaining warrants. Of the remaining common stock rights, 442,983 with an exercise price of $2.18 expire on May 7, 2002 and 72,340 with an exercise price of $4.70 expire on December 31, 2002.

Stock Options

     The Company has a stock option plan whereby options for the purchase of shares of the Company's common stock may be granted to its employees. During fiscal year ended June 30, 2000, the maximum number of options that may be granted through the plan was increased from 1,360,000 to 2,500,000 effective September 1999 and from 2,500,000 to 3,400,000 effective May 2000. The Company has reserved 3,400,000 shares of common stock for issuance upon conversion of the options as of June 30, 2000. The shares of common stock reserved for issuance under the stock option plan automatically increase each year on the first day of the Company's fiscal year beginning July 2000 in an amount equal to the lesser of (i) 1,200,000 shares, (ii) 5% of the outstanding shares of common stock on such date, and (iii) any lesser number of shares determined by the Board of Directors.

     The following represents a summary of the Company's stock option activity, and related information:


                                                                                         Weighted      Weighted
                                                                                         Average       Average
                                                      Number of        Price Per         Exercise        Fair
                                                       Shares            Share            Price         Value
                                                   --------------  ------------------  ------------  ------------
Outstanding at June 30, 1997                             343,600         0.01 to 0.11          0.08
  Granted below fair value                               211,600         0.01 to 0.94          0.25          1.69
  Exercised                                               (6,560)        0.01 to 0.21          0.06
  Canceled                                               (18,640)        0.01 to 0.21          0.13
                                                       ---------   ------------------         -----
Outstanding at June 30, 1998                             530,000         0.01 to 0.94          0.15
  Granted below fair value                               797,200        0.94 to 12.50          4.71          8.04
  Exercised                                             (150,200)        0.01 to 0.94          0.06
  Canceled                                               (19,120)        0.01 to 7.15          1.63
                                                       ---------   ------------------         -----
Outstanding at June 30, 1999                           1,157,880        0.01 to 12.50         $3.26
                                                       =========   ==================         =====
  Granted                                              1,130,000        2.63 to 18.88          8.71         $4.78
  Exercised                                              (87,894)        0.01 to 3.75          0.33
  Canceled                                              (213,410)       0.01 to 13.00          6.95
                                                       ---------   ------------------         -----
Outstanding at June 30, 2000                           1,986,576   $    0.01 to 18.88         $6.04
                                                       =========   ==================         =====


      The Company recorded deferred compensation for the fiscal years ended June 30, 2000 and 1999 of $0 and $2,738,777, respectively. The amount recorded represents the difference between the option price and the deemed fair value of the Company's Common Stock for shares subject to options granted. The amortization of deferred compensation will be charged to operations over the vesting period of the options, which is typically five years. Total amortization recognized was $1,174,218, $673,990 and $72,730 for the fiscal years ended June 30, 2000, 1999 and 1998, respectively.

      The following table summarizes outstanding options at June 30, 2000 by price range:


                                   Outstanding                                                     Exercisable
 -------------------------------------------------------------------------------        ---------------------------------
                                      Weighted-             Weighted-Average                                 Weighted-
 Number of         Range of            Average           Remaining Contractual          Number of             Average
  Options       Exercise Price      Exercise Price      Life of Options in Years         Options           Exercise Price
 ---------      --------------      --------------      ------------------------        ---------          --------------
   110,120     $  0.01 to 0.01              $ 0.01                           6.1           70,680                  $ 0.01
   159,360        0.18 to 0.21                0.21                           7.5           39,240                    0.21
   237,120        0.94 to 0.94                0.94                           8.3           39,435                    0.94
   153,796        2.63 to 3.88                3.34                           9.4           14,666                    3.75
   121,300        4.00 to 6.00                5.26                           6.4           50,000                    6.00
   906,130        6.13 to 9.13                7.43                           9.3           75,080                    7.12
   288,250       9.53 to 14.13               12.25                           9.3            1,840                   12.50
    10,500      16.00 to 18.88               16.50                           9.3               --                      --
 ---------      --------------              ------                           ---          -------                  ------
 1,986,576     $ 0.01 to 18.88              $ 5.96                           8.7          290,941                  $ 3.30
 =========      ==============              ======                           ===          =======                  ======

     Pro forma information regarding net income (loss) per share is required by Statement No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to June 30, 1995 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions for fiscal year 1999 and 1998: weighted-average risk free interest rate was 5.5%, a dividend yield of 0%, a volatility factor of the expected market price of the Company's common stock of near zero, and a weighted-average expected life of the option of five years. For fiscal year 2000 the Black-Scholes method was used with the following assumptions: weighted-average risk free interest rate of 6.21%, a dividend yield of 0%, a volatility factor of .90 and a weighted-average expected life of four years.

     Had compensation cost for the Company's stock option plan been determined consistent with the fair value method as required by SFAS 123, the Company's net loss and net loss per share would have been $(39.9) million and $(2.82) per share, respectively.

     For pro forma disclosure purposes, the estimated fair value of the Company's employee stock options is treated as if amortized to expense over the options' vesting period, therefore the effects of applying SFAS 123 for pro forma disclosures are not necessarily indicative of future amounts.

7.   NET LOSS PER SHARE

     The following table sets forth the computation of basic net loss per share for the periods indicated:

                                                                              Fiscal Year Ended,
                                                                                   June 30,
                                                                                   --------
                                                                (In thousands except share and per share data)
                                                                ----------------------------------------------
                                                                     2000              1999              1998
                                                                     ----              ----              ----
Numerator:
  Net loss                                                      $   (38,723)        $  (19,059)     $   (4,684)
    Less:  Beneficial conversion feature and
      in-substance dividend                                              --             (2,700)             --
                                                                -----------         ----------      ----------
Net loss applicable to common shareholders                      $   (38,723)        $  (21,759)     $   (4,684)
                                                                ===========         ==========      ==========

Denominator:
  Weighted average shares                                        14,149,167          1,062,696       1,152,468
    Less:  contingently issuable shares-issued with

                                                                              Fiscal Year Ended,
                                                                                   June 30,
                                                                                   --------
                                                                (In thousands except share and per share data)
                                                                ----------------------------------------------
                                                                     2000              1999              1998
                                                                     ----              ----              ----
      Series B Preferred Stock and subject to                            --                 --        (151,648)
      repurchase                                                -----------         ----------      ----------


Denominator for basic calculation                                14,149,167          1,062,696       1,000,820
                                                                ===========         ==========      ==========

Net loss per share
  Basic                                                         $     (2.74)        $   (20.48)     $    (4.68)
                                                                ===========         ==========      ==========


8.   RELATED PARTIES

     The Company incurred expenses of $61,752, $32,343 and $27,552 for the fiscal years ended June 30, 2000, 1999 and 1998, respectively, for legal services to Kenneth Sharples, the brother of the Company's President. These expenses were primarily for intellectual property legal issues. In addition, at various dates prior to the fiscal year ended June 30, 1999 the Company issued to Kenneth Sharples options to purchase 6,400 shares of common stock at a weighted-average purchase price of $0.93 per share.

     The E.W. Scripps Company, through its wholly owned subsidiaries, Scripps Ventures LLC and Scripps Howard Broadcasting Company d/b/a Home & Garden Television ("HGTV"), beneficially owns 13.6% of the outstanding common stock as of August 31, 2000 of Garden.com. Douglas R. Stern, a director of Garden.com, is the President and Chief Executive Officer of United Media, a newspaper syndication company and wholly-owned subsidiary of The E.W. Scripps Company.

     On May 24, 1999, 699,300 shares of the Company's Series E Preferred Stock were purchased by HGTV for a total purchase price of $5,000,000, or $7.15 per share. Approximately $1,500,000 of the purchase price was paid in the form of an advertising credit, of which the Company has used approximately $1,243,000 as of June 30, 2000.

     Beginning in March 1998, the Company conducted a national marketing program with United Media. The agreement with United Media was terminated during the fiscal year ended June 30, 2000.

     The Company made payments of approximately $2,500, $130,000 and $75,000 to affiliates of The E.W. Scripps Company during the fiscal years ended June 30, 2000, 1999 and 1998, respectively for services related to marketing and sales expenses and the third-party syndication of the Company's content offerings.

     The Company maintains test gardens in Des Moines, Iowa on property owned by Douglas A. Jimerson, Vice President of Publishing and Editor-in-Chief. The Company pays for the plants grown in the gardens and for the maintenance of the gardens. Other than these maintenance expenses, the Company does not pay Mr. Jimerson rent for the use of the gardens.

9.   RESTRUCTURING AND OTHER ACTIVITIES

     On January 21, 2000 the Company acquired from a third party all owned assets, including inventory, related to the production of a catalog. The assets were purchased through both cash payments and the issuance of common stock. The excess of the purchase price over inventory value was attributed to goodwill.

     In June 2000, the Company's management initiated a restructuring effort that resulted in the Company incurring a restructuring charge of $888,000. This charge includes asset write-offs on discontinued Company initiatives, including prepaid costs for a landscaping product test, severance related to an internal restructuring and a note receivable from a European based internet gardening company.

10.  SUBSEQUENT EVENTS

     On July 21, 2000 the Company issued an employee stock grant of 1.4 million shares as approved by the Company's Board of Directors. The options have an exercise price equal to the closing price for the Company's publicly traded common shares on the date of the option grant, or $1.75 per share. The options have a vesting period of four years beginning on the date of the option grant.

     On September 28, 2000, the Company announced a corporate restructuring (the "Restructuring Plan") with the intent of lowering ongoing operating expenses and reducing future capital requirements. It is expected that the Restructuring Plan will cost the Company between $2.5 million and $2.8 million. Pursuant to the Restructuring Plan, the Company reduced its workforce on September 28, 2000 by 93 employees. In addition, the Company terminated or materially amended multiple marketing initiatives, including the Company's relationships with iVillage, Excite and PRIMEDIA, resulting in both write-offs of prepaid assets and cash payments to third parties to discontinue certain contractual obligations.

     Simultaneous with its announcement of the Restructuring Plan, the Company also announced that it had engaged the investment bank of Robertson Stephens to aid the Company in evaluating strategic alternatives and to assist the Company with ongoing fund-raising efforts.

     On December 1, 2000, the Company shut-down its web site and ceased the operation of its commerce business. Additionally, the Company has initiated the process of winding down its business and selling its assets, including its consumer business assets and its technology assets.

                                    ANNEX A

                               GARDEN.COM, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION

     1. This Plan of Liquidation and Dissolution (the "Plan") of Garden.com, Inc., a Delaware corporation (the "Company"), has been approved by the Company's Board of Directors for purposes of submitting it to the stockholders for approval and the Board of Directors has directed that the Plan be submitted to the stockholders of the Company for their approval. The Plan shall be subject to the approval of the holders of a majority of the outstanding shares of common stock of the Company, $0.01 par value per share (the "Common Stock), entitled to vote thereon.

     2. Upon adoption of the Plan by the stockholders, the Board of Directors of the Company shall have the authority to cause a certificate of dissolution (the "Certificate of Dissolution") to be filed with the Office of the Secretary of State of the State of Delaware in accordance with Section 275(d) of the Delaware General Corporation Law at such time as the Board of Directors shall determine in its sole discretion . At such time thereafter as the Board of Directors of the Company shall determine, in its sole discretion, the Company shall (i) provide notice of dissolution as required by Section 280 of the Delaware General Corporation Law (the "Notice of Dissolution"), (ii) cause any documentation required by federal or state tax authorities to be obtained, prepared, executed and filed, and (iii) as required by Section 280 of the Delaware General Corporation Law, after the filing of the Certificate of Dissolution and the provision of notice to the Company's known creditors, provide notice of the filing of the Certificate of Dissolution by publishing such notice (A) at least once a week for two (2) consecutive weeks in a newspaper of general circulation in the applicable jurisdiction, and (B) at least once in all editions of a daily newspaper with a national circulation.

     3. Notwithstanding the authorization of this Plan by the holders of the Common Stock, the Board of Directors may abandon the proposed dissolution of the Company pursuant to this Plan at any time in its sole discretion without any further action by the stockholders of the Company.

     4. On or after the date of filing the Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware (the "Effective Date"), the Company shall be voluntarily liquidated and dissolved and there shall be distributed to or for the benefit of the stockholders, within three (3) years of the Effective Date and in accordance with the further provisions hereof, in complete cancellation of all issued and outstanding shares of Common Stock, all of the Company's assets, tangible and intangible, and all of its property, real, personal and mixed.

     5. The appropriate officers of the Company shall take such actions on such terms as the Board of Directors determines to be necessary or appropriate in order to marshal the assets of the Company and convert the same, in whole or in parts, into such form as may be conveniently distributed to the stockholders.

     6. After provision for all debts and other reserves as may be deemed necessary or appropriate by the Board of Directors, the appropriate officers of the Company shall distribute, by means of one or more distributions, all of the assets of the Company to the stockholders and in connection therewith, such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution.

     7.  Subject to section 6 hereof, the final distribution contemplated by section 6 hereof shall be in complete liquidation of the Company and in complete redemption and cancellation of all shares of Common Stock issued and outstanding, and all certificates representing such issued and outstanding shares of Common Stock shall thereupon be cancelled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellation, in connection with the making of distributions hereunder, of certificates representing the shares of Common Stock (or certificates representing interests in the Liquidating Trust as provided in section 8 hereof) outstanding.

     8. In the event that it should not be feasible, in the opinion of the Board of Directors, for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidating distribution is made pursuant to section 6 hereof, or the latest applicable date to avoid payment by the Company of federal income taxes, or the Board of Directors shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to stockholders or otherwise, the Company shall transfer and assign, at such time as is determined by the Board of Directors, to a liquidating trust as designated by the Board of Directors (the "Liquidating Trust") sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. Upon such transfer and assignment, certificates for shares of Common Stock will be deemed to represent certificates for interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board of Directors may approve, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Company to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Company. From and after the date of the Company's transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the benefit of and ultimate distribution to the stockholders, subject to any unsatisfied debts, liabilities and expenses.

     9. The Board of Directors of the Company, or the trustees of the Liquidating Trust, and such officers of the Company as the Board of Directors may direct, are hereby authorized to interpret the provisions of this Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Board of Directors may deem appropriate and (iv) the modification of this Plan as may be necessary to implement this Plan. The Board of Directors may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation, dissolution and termination of existence of the Company, and the distribution of its assets to the stockholders in accordance with the laws of the State of Delaware. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any person appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

     10. Without limiting the authority of the Board of Directors to authorize the payment of the Company's expenses, the Board of Directors is authorized, empowered and directed to pay any and all fees, costs and expenses incurred by the Company in connection with the Plan and the sale of assets and liquidating distributions contemplated hereunder, including, without limitation, general and administrative expenses, compensation and other ongoing operating expenses, severance compensation expenses and all legal, accounting, printing, appraisal, brokerage, agency and other fees, costs and expenses of persons rendering services to the Company.

     11. After the Effective Date, the Company shall not engage in any business activities, except to the extent necessary for preserving the value of the Company's assets, winding-up its business and affairs, discharging and paying all Company liabilities and distributing Company assets in accordance with the Plan.

     12. After adoption of the Plan by the stockholders, the stockholders shall have no right to approve or disapprove the terms of the sale of any Company assets.

     13. The Board of Directors, the officers of the Company or a liquidation administrator shall pay, or shall make adequate provision for payment of, all known liabilities of the Company which are attributable to the Company or its personal or real property or other assets and which are not assumed by any buyer thereof. After the time period for response to the Notice of Dissolution has elapsed, the Board of Directors or the officers of the Company (or a liquidation administrator), at the direction of the Board of Directors, shall establish a reserve account for all claims which are contingent, conditional or unmatured claims known to the Company, and all claims which are known to the Company but for which the identity of the claimant is unknown. The Board of Directors may in its discretion also reserve from distribution cash or other assets of the Company in such additional amount as the Board of Directors determines to be reasonably necessary for payment of unknown, unascertained liabilities or expenses of the Company (all such amounts reserved are collectively referred to as the "Contingency Reserve").

     14. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing its shares of Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall (unless transferred to a Liquidating Trust established pursuant hereto) be transferred at such time as the final liquidating distribution is made by the Company to and deposited with the state official authorized by the laws of the State of Delaware to receive the proceeds of such distribution; such transfer shall comply in all respects with the laws of the State of Delaware and the Delaware General Corporation Law. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall escheat to the State of Delaware or be treated as abandoned property in accordance with the laws of the State of Delaware. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     15. The directors, officers and employees of the Corporation shall be entitled to all indemnification rights provided to such persons pursuant to the Corporation's Certificate of Incorporation, the Corporation's By-Laws or any contract, agreement or other commitment between the Corporation and any such person in connection with this Plan, any transactions contemplated hereby and any Liquidating Trust formed pursuant hereto.

     16. The Board of Directors shall have the power and authority after the Effective Date to purchase and/or continue and maintain insurance as it deems necessary to cover the Company's indemnification obligations, including insurance which shall remain in effect subsequent to the dissolution of the Company. The Company's obligation to provide such indemnification may be satisfied out of the Contingency Reserve or any Liquidating Trust. All indemnification agreements to which the Company is a party shall remain in full force and effect after the Effective Date.

                                    ANNEX B

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF GARDEN.COM, INC.


PURPOSE:
--------

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Garden.com, Inc. (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to monitor the independence of the independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

     The outside auditors for the Company are ultimately accountable to the Audit Committee and the Board of Directors. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and,

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where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

MEMBERSHIP:
-----------

     The Audit Committee will consist of at least three members, each of whom shall not be an officer of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market.

RESPONSIBILITIES:
-----------------

     The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

     2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

     3.   Reviewing the independent auditors' proposed audit scope and approach.

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors and any serious difficulties or disputes with management encountered during the course of the audit.

     5.   Reviewing the performance of the independent auditors.

     6. Recommending the appointment of independent auditors to the Board of Directors.

     7    Reviewing fee arrangements with the independent auditors.

     8. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     9. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

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     10.  Ensuring that the outside auditors prepare and deliver annually a
          Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), and discussing with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence

     11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     12. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     13. Reviewing related party transactions for potential conflicts of interest; and

     14. Performing other oversight functions as requested by the full Board of Directors.

     15.  Reviewing and updating the Audit Committee's charter annually.

     16. Instructing the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee.

     17. Preparing any report, including any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company's annual meeting.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:
---------

     The Audit Committee will meet at least once each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review

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the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:
--------

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

MINUTES:
--------

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                      B-4
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                                     PROXY
                               GARDEN.COM, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clifford A. Sharples, James N. O'Neill and Jana D. Wilson, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Garden.com, Inc. to be held on January 8, 2001 at 11:00 a.m., local time, at the Company's headquarters located at 3301 Steck Avenue, Austin, Texas 78757, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

1.   ELECTION OF DIRECTORS (terms expiring at the 2003 Annual Meeting)

     [_]   FOR all nominees listed below     [_]   WITHHOLD AUTHORITY
           (except as marked to the                to vote for all nominees
           contrary below)                         listed below

      Nominees:  (1) GERALD R. GALLAGHER and (2) LISA W.A. SHARPLES


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number of the nominee(s) on the space provided below.)

    ________________________________________________________________________

2.   TO APPROVE AND ADOPT THE PLAN OF LIQUIDATION AND DISSOLUTION.

     FOR  [_]             AGAINST   [_]             ABSTAIN   [_]

3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR GARDEN.COM, INC. FOR THE YEAR ENDING JUNE 30, 2001.

     FOR  [_]             AGAINST   [_]             ABSTAIN   [_]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                          (continued on reverse side)

PROXY NO.                                     NO. OF SHARES

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

     Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE AND ADOPT THE PLAN OF LIQUIDATION AND DISSOLUTION AND TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

                              DATED: ___________________________


                              __________________________________
                              (SIGNATURE OF STOCKHOLDER)


                              __________________________________
                              (SIGNATURE IF JOINTLY HELD)

                              If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

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